FARUQI & FARUQI, LLP
Benjamin Heikali (SBN 307466)
Joshua Nassir (SBN 318344)
10866 Wilshire Boulevard, Suite 1470
Los Angeles, CA 90024
Telephone: (424) 256-2884
Facsimile: (424) 256-2885
E-mail: bheikali@faruqilaw.com
jnassir@faruqilaw.com

THE WAND LAW FIRM, P.C.
Aubry Wand (SBN 281207)
400 Corporate Pointe, Suite 300
Culver City, California 90230
Telephone: (310) 590-4503
Facsimile: (310) 590-4596
E-mail: awand@wandlawfirm.com

FARUQI & FARUQI, LLP
Timothy J. Peter (admitted *pro hac vice*)
1617 JFK Boulevard, Suite 1550
Philadelphia, PA 19103
Telephone: (215) 277-5770
Facsimile: (215) 277-5771
E-mail: tpeter@faruqilaw.com

Attorneys for Plaintiffs and the Classes

SHOOK, HARDY & BACON LLP
Tammy B. Webb (SBN 227593)
John K. Sherk III (SBN 295838)
One Montgomery, Suite 2700
San Francisco, California 94104
Telephone: (415) 544-1900
Facsimile: (415) 391-0281
E-mail: tbwebb@shb.com
jsherk@shb.com

SHOOK, HARDY & BACON LLP
Naoki S. Kaneko (SBN 252285)
5 Park Plaza, Suite 1600
Irvine, California 92614
Telephone: (949) 475-1500
Facsimile: (949) 475-0016
E-mail: nkaneko@shb.com

Attorneys for Defendant

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

THEODORE BROOMFIELD, *et al.*, Plaintiffs, v. CRAFT BREW ALLIANCE, INC., *et al.*, Defendants.	CASE NO.: 5:17-cv-01027-BLF **SETTLEMENT AGREEMENT**

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SETTLEMENT AGREEMENT This Settlement Agreement is entered into by Plaintiffs Theodore Broomfield and Simone Zimmer (“Plaintiffs” or “Class Representatives”), individually and on behalf of the Settlement Class (defined herein), and by Defendant Craft Brew Alliance, Inc. (“CBA”) (collectively with the Plaintiffs, the “Parties”), in the above-captioned action. This Settlement Agreement is intended by the Parties to fully and finally resolve, discharge, and settle the Released Claims, as defined herein, subject to the terms and conditions set forth below and the final approval of the District Court. RECITALS 1. On February 28, 2017, Plaintiff Zimmer and former plaintiff Sara Cilloni commenced a proposed class action in the Northern District of California against CBA in Cilloni v. Craft Brew Alliance, Inc. No. 5-17-cv-01027-BLF in connection with CBA’s marketing and sale of Kona Brewing Company Beers (the “Cilloni Action”). 2. On March 6, 2017, Plaintiff Broomfield also commenced a proposed class action in the Northern District of California against CBA in Broomfield v. Kona Brewing Co., et al., No. 3:17-cv-01159-MEJ in connection with CBA’s marketing and sale of Kona Brewing Company Beers (the “Broomfield Action”). 3. On March 20, 2017, the Court entered a Stipulation and Order to Consolidate Related Cases, consolidating the Cilloni Action and Broomfield Action. The consolidated Action proceeded as Broomfield v. Craft Brew Alliance, Inc., No. 5-17-cv-01027-BLF. 4. On April 7, 2017, Plaintiffs filed a Consolidated Class Action Complaint against CBA. 5. On April 28, 2017, CBA filed a Motion to Dismiss the Consolidated Class Action Complaint. 6. On May 26, 2017, Plaintiffs opposed the Motion to Dismiss. 2

7. On September 1, 2017, the Court granted in part and denied in part the Motion to Dismiss. 8. On October 6, 2017, CBA filed an Answer to the Consolidated Class Action Complaint. 9. On November 6, 2017, Plaintiffs filed a Motion for Reconsideration of the Court’s dismissal of Plaintiffs’ request for injunctive relief. 10. On November 27, 2017, the Court granted the Motion for Reconsideration. 11. On December 7, 2017, Plaintiffs filed a stipulation of dismissal pursuant to Fed. R. Civ. P. 41(a)(1)(A)(ii), dismissing Sara Cilloni’s individual claims against CBA and removing Sara Cilloni as a plaintiff and class representative. 12. On December 15, 2017, Plaintiffs filed a First Amended Consolidated Class Action Complaint (“FAC”). In the FAC, Plaintiffs alleged, inter alia, that CBA’s representations that Kona Brewing Company Beers are brewed in Hawaii are false and deceptive, and based on this factual predicate, asserted the following causes of action: (1) violation of California’s Consumers Legal Remedies Act (“CLRA”), Cal. Civ. Code §§ 1750, et seq., (2) violation of California’s Unfair Competition Law (“UCL”), Cal. Bus. & Prof. Code §§ 17200, et seq., (3) violation of California’s False Advertising Law (“FAL”), Cal. Bus. & Prof. Code §§ 17500, et seq., (4) common law fraud, (5) intentional misrepresentation, (6) negligent misrepresentation, and (7) unjust enrichment. 13. On December 29, 2017, CBA filed an Answer to the FAC. 14. The Parties have engaged in substantial fact and expert discovery, including multiple rounds of interrogatories, document requests, and requests for admission, extensive document review, and depositions of key corporate employee witnesses, the plaintiffs, and the Parties’ respective experts. 3

15. On July 16, 2018, Plaintiffs filed a Motion for Class Certification, moving to certify two classes: Six-Pack Class All persons who purchased any six-pack bottles of the Kona Beers1 in California at any time beginning four (4) years prior to the filing of this action on February 28, 2017 until the present (“Class Period”). Twelve-Pack Class All persons who purchased any twelve-pack bottles of the Kona Beers in California at any time beginning four (4) years prior to the filing of this action on February 28, 2017 until the present (“Class Period”). 16. On August 10, 2018, CBA opposed the Motion for Class Certification. 17. On September 25, 2018, the Court granted Plaintiffs’ Motion for Class Certification in its entirety, certifying: (1) a damages Class of California purchasers of six- and twelve-packs of Kona Beers pursuant to Rule 23(b)(3), and (2) an injunctive relief Class of California purchasers of six- and twelve-packs of Kona Beers pursuant to Rule 23(b)(2). The law firms of Faruqi & Faruqi, LLP and the Wand Law Firm, P.C. were appointed as Class Counsel, and Theodore Broomfield and Simone Zimmer were appointed as Class Representatives. 18. On October 5, 2018, CBA filed a Motion for Leave to Seek Reconsideration of the Court’s Order Granting Class Certification. Plaintiffs opposed this Motion on October 5, 2018. 19. On October 16, 2018, the Court denied the Motion for Leave to Seek Reconsideration. 20. On October 22, 2018, CBA filed a Rule 23(f) petition for interlocutory appeal of the Court’s Order Granting Class Certification, which Plaintiffs timely opposed. 1 Kona Beers were defined for the purposes of Class Certification as Longboard Island Lager, Hanalei IPA, Castaway IPA, Big Wave Golden Ale, Lemongrass Luau, Wailua Wheat, Fire Rock Pale Ale, and Pipeline Porter. 4

21. On January 24, 2019, the Parties participated in a day-long mediation session with Bruce A. Edwards of JAMS in San Francisco, California. The Parties did not reach settlement during this mediation. 22. On February 1, 2019, the Ninth Circuit Court of Appeals denied CBA’s Rule 23(f) petition. 23. On February 15, 2019, CBA filed a Petition for Rehearing En Banc of the Ninth Circuit’s denial of CBA’s Rule 23(f) petition. 24. On March 6, 2019, the Parties participated in a second mediation session with Mr. Edwards. The session lasted approximately 12 hours and the Parties were able to reach a settlement in principle at the conclusion of the mediation. 25. In the subsequent weeks, the Parties continued to negotiate and finalize all terms of this Settlement Agreement. 26. On April 24, 2019, the Parties filed a request to stay all appellate proceedings pending the settlement approval process, including CBA’s Petition for Rehearing En Banc. Also on April 24, 2019, the Parties filed a Joint Status Report Re: Settlement, informing the Court that the Parties had reached a settlement in principle, the terms of which are set forth herein. 27. CBA, while continuing to deny all allegations of wrongdoing, and disclaiming all liability with respect to all claims, considers it desirable to resolve the Action on the terms stated herein to avoid further expense, inconvenience, and burden, and therefore determines that this Settlement Agreement is in CBA’s best interests. 28. The Parties have engaged in extensive litigation, including substantial completion of fact and expert discovery, and have had a full and fair opportunity to evaluate the strengths and weaknesses of their respective positions. This Settlement Agreement was reached after extensive review of the underlying facts, after extensive arm’s length negotiations between 5

Class Counsel and CBA’s Counsel, and after two mediation sessions with Bruce A. Edwards. 29. Weighing risks and uncertainties of continued litigation and all factors bearing on the merits of settlement, Plaintiffs and Class Counsel are satisfied that the terms and conditions of this settlement are fair, reasonable, adequate, and in the best interests of the Plaintiffs and the Class. 30. NOW, THEREFORE, without any admission or concession of liability or wrongdoing or the lack of merit of any defense whatsoever by CBA, or any admission or concession of the lack of merit of this Action whatsoever by Plaintiffs, it is hereby stipulated and agreed by the undersigned, on behalf of Plaintiffs, the Settlement Class, and CBA, that the Action and all claims of the Settlement Class be settled, compromised, and dismissed on the merits and with prejudice, subject to Court approval as required by Federal Rules of Civil Procedure 23, on the terms and conditions set forth herein and upon the Effective Date (as defined below). 31. Each Party affirms that the Recitals above are true and accurate and are hereby made a part of this Settlement Agreement. I. DEFINITIONS As used in this Settlement Agreement and the Exhibits hereto, in addition to any definitions set forth elsewhere in this Settlement Agreement, the following terms shall have the meanings set forth below. Unless otherwise indicated, defined terms include the plural as well as the singular. 32. “Action” means the consolidated class action initiated by Plaintiffs Theodore Broomfield and Simone Zimmer, captioned Broomfield v. Craft Brew Alliance, Inc., No. 5-17-cv- 01027-BLF, in the United States District Court for the Northern District of California. 6

33. “Agreement” or “Settlement Agreement” means this Settlement Agreement, and its Exhibits attached hereto and incorporated herein. 34. “CAFA Notice” means the notice which CBA shall serve upon the appropriate State and Federal officials, providing notice of the proposed settlement. CBA’s Counsel shall provide a declaration attesting to compliance with 28 U.S.C. § 1715(b), which will be filed with Plaintiffs’ motion for preliminary and/or final approval. 35. “Claim Deadline” means the date to be set by the Court as the deadline for Settlement Class Members to submit Claim Forms, and which shall be ninety (90) calendar days after the Notice Date, subject to Court approval. 36. “Claim Form” means the document, substantially in the form attached as Exhibit 1, which Settlement Class Members must submit to the Settlement Administrator in order to obtain the Settlement Benefit. 37. “Claims Period” means the period of time from the Notice Date until the Claim Deadline. 38. “Claimant” means a Settlement Class Member that submits a Claim Form. 39. “Class Counsel” or “Plaintiffs’ Counsel” means the law firms of Faruqi & Faruqi, LLP and the Wand Law Firm, P.C. 40. “Class Period” or “Settlement Class Period” means the period of time from February 28, 2013 through the date Preliminary Approval is granted. 41. “Class Representatives” or “Plaintiffs” means Plaintiffs Theodore Broomfield and Simone Zimmer. 42. “Class Representative Service Award” means the monetary award, sought by application and approved by the Court, which is payable to the Class Representatives for their efforts and diligence in prosecuting this Action on behalf of the Class and Settlement Class. 7

43. “Court” means the United States District Court for the Northern District of California, the Honorable Beth Labson Freeman presiding. 44. “Defendant” or “CBA” means Craft Brew Alliance, Inc. 45. “Defendant’s Counsel,” “Defense Counsel,” or “CBA’s Counsel” means the law firm of Shook, Hardy & Bacon LLP. 46. “Effective Date” means the date on which the Court enters an Order and Final Judgment, if no appeal is taken. If an appeal is taken, the Effective Date shall mean the first date all appellate rights (including proceedings in the Supreme Court) with respect to said Order and Final Judgment have expired or been exhausted in such a manner as to affirm the Order and Final Judgment. 47. “Final Approval Hearing” means the hearing that is to take place after the entry of a Preliminary Approval Order and after the Notice Date and Claim Deadline for purposes of (a) determining whether the Settlement Agreement should be approved as fair, reasonable, adequate and in the best interests of the Class Members; (b) entering the Order and Final Judgment and dismissing the Action with prejudice; and (c) ruling upon an application by Class Counsel for an award of attorneys’ fees, costs and expenses, and Class Representative Service Awards. 48. “Fee Application” means a motion for a Fee Award and Class Representative Service Awards, which Plaintiffs will file not later than thirty-five (35) calendar days before the Objection/Exclusion Deadline and the Claim Deadline. 49. “Fee Award” means an award of reasonable fees, costs and expenses in an amount up to $2,900,000.00 (Two Million Nine Hundred Thousand Dollars and Zero Cents), sought by application and approved by the Court, which is payable to Class Counsel. 8

50. “Final Approval” means the Court’s entry of an Order following the Final Approval Hearing, substantially in the form of Exhibit 5 hereto, approving the Settlement pursuant to the terms and conditions of this Agreement without material change, confirming the certification of the Settlement Class for purposes of this Agreement only, and releasing all claims of Plaintiffs and the Settlement Class Members. 51. “Final Judgment” means the Court’s entry of an Order and Final Judgment following the Final Approval Hearing, substantially in the form of Exhibit 6 hereto, dismissing the Action with prejudice. 52. “Fraudulent Claims” means any Claim Forms the Settlement Administrator determines in good faith contain indicia of fraud, deceit or other invalidity, including but not limited to any attempts to bypass the terms and limitations set out in this Agreement regarding Claim Forms, Claimants, Settlement Class Members and Settlement Benefits. 53. “Kona Beers” means all 4-pack, 6-pack, 12-pack, or 24-packs of Longboard Island Lager, Hanalei IPA, Castaway IPA, Big Wave Golden Ale, Lemongrass Luau, Wailua Wheat, Fire Rock Pale Ale, Pipeline Porter, Lavaman Red Ale, Koko Brown Ale, Kua Bay IPA, Gold Cliff IPA, Kanaha Blonde Ale, Liquid Aloha Variety Pack, Island Hopper Variety Pack, Happy Mahalo Variety Pack, Wave Rider Tandem Pack. Excluded from this definition are all Kona Beers that are sold without packaging (i.e., loose bottles, loose cans, and draft beer). 54. “Long Form Notice” means notice of the proposed settlement to be provided to Settlement Class Members substantially in the forms attached as Exhibit 3, but which may be modified as necessary to comply with the provisions of any order of Preliminary Approval entered by the Court. The Long Form Notice shall be published on the Settlement Website. 9

55. “Motion for Final Approval” means the motion that the Plaintiffs shall file seeking Final Approval of this Settlement. 56. “Notice” means notice of this Settlement Agreement as defined in Section IV. 57. “Notice Date” means the date that Internet banner notice ads are first published in accord with the Notice Plan set forth in Section IV below. 58. “Notice Plan” means the plan for dissemination of notice of this Settlement Agreement by the Settlement Administrator in accord with the terms and provisions set forth in Section IV below. 59. “Notice of Missing or Inaccurate Information” means the notice sent by the Settlement Administrator to a Claimant who has submitted a Claim Form with inaccurate, disqualifying, incomplete or missing information that is required for the Claimant to be considered eligible for the Settlement Benefit provided by this Settlement. 60. “Objection/Exclusion Deadline” means the date to be set by the Court as the deadline for Settlement Class Members to submit Objections or Requests for Exclusion, and which shall be ninety (90) calendar days after the Notice Date, subject to Court approval. 61. “Objection” means the written communication that a Settlement Class Member must submit to the Court by the Objection/Exclusion Deadline in order to object to the Settlement, as provided for in Section VI below. 62. “Person” means any natural person. 63. “Parties” means Plaintiffs and CBA, collectively, and “Party” means either Plaintiffs or CBA, individually. 10

64. “Preliminary Approval” or “Preliminary Approval Order” shall mean the issuance of an order by the Court, substantially in the form of Exhibit 4 hereto, preliminarily approving, inter alia, the terms of this Settlement and authorizing Notice to the Class. 65. “Proof of Purchase” means a receipt, a copy of the purchase on a credit/debit card statement, a copy of the UPC from the package(s) of Kona Beers, retailer reward or membership programs evidencing a purchase of Kona Beers, or other similar type of documentation evidencing the purchase of Kona Beers by the Settlement Class Member. 66. “Released Claims” means any claim, cross-claim, liability, right, demand, suit, matter, obligation, damage, restitution, disgorgement, loss or cost, attorneys’ fee, cost or expense, action or cause of action, of every kind and description that the Releasing Party had or has, including assigned claims, whether in arbitration, administrative, or judicial proceedings, whether as individual claims or as claims asserted on a class basis or on behalf of the general public, whether known or unknown, asserted or unasserted, suspected or unsuspected, latent or patent, that is, has been, could reasonably have been, or in the future might reasonably be asserted by the Releasing Party in the Action against any of the Released Parties arising out of the allegations in the complaints filed in the Action. Excluded from the Released Claims is any claim for alleged bodily injuries arising after the Effective Date of this Settlement Agreement. 67. “Released Parties” means CBA, and all of its past, present and/or future parents, predecessors, successors, assigns, subsidiaries, divisions, departments, and affiliates, and any and all of their past, present and/or future officers, directors, employees, stockholders, partners, agents, servants, successors, attorneys, representatives, advisors, consultants, 11 brokers, distributors, wholesalers, subrogees and assigns of any of the foregoing, and representatives of any of the foregoing. 68. “Releasing Parties” means the Plaintiffs, each Settlement Class Member that does not submit a timely and valid Request for Exclusion, and any Person claiming by or through such Settlement Class Member as his/her spouse, parent, child, heir, guardian, associate, co-owner, attorney, agent, administrator, devisee, predecessor, successor, assignee, representative of any kind, shareholder, partner, director, employee, or affiliate. 69. “Request for Exclusion” means the written communication that a Settlement Class Member must submit to the Settlement Administrator by the Objection/Exclusion Deadline in order to be excluded from the Settlement as provided for in Section VI below. 70. “Settlement” means the settlement embodied in this Agreement. 71. “Settlement Administrator” means CPT Group, Inc., which will be responsible for providing notice to the Class and administering the Settlement as provided for in Sections IV and V below. The Parties each represent they do not have any financial interest in the Settlement Administrator or otherwise have a relationship with the Settlement Administrator that could create a conflict of interest. Should a conflict of interest or other issue lead to the disqualification of the selected Settlement Administrator, the Parties will meet and confer as to a suitable replacement. 72. “Settlement Notice and Administration Costs” means the costs for providing Notice and administration of the Settlement. CBA shall pay the Settlement Notice and Administration Costs, which are currently estimated to be $395,000. 12

73. “Settlement Benefit” means the monetary payment described in Section II, available to Settlement Class Members who meet eligibility requirements and submit a timely and valid Claim Form. 74. “Settlement Class Members,” “Class Members,” “Class,” or “Settlement Class” means: All Persons who purchased any four-pack, six-pack, twelve-pack or twenty-four pack of Kona Beers in the United States, it territories, or at any Untied States military facility, during the Class Period. For the purposes of this definition, individuals living in the same household shall be deemed to be a single Class Member. Excluded from the Settlement Class are: (a) CBA’s and any of its parents’, affiliates’, or subsidiaries’ employees, officers and directors, (b) distributors, retailers or re-sellers of Kona Beers, (c) governmental entities, (d) Persons who timely and properly exclude themselves from the Settlement Class as provided herein, (e) the Court, the Court’s immediate family, and Court staff, and (f) counsel of record for the Parties, and their respective law firms. 75. “Settlement Website” means the website to be established by the Settlement Administrator for purpose of providing notice, Claim Forms and other information regarding this Agreement. The Settlement Website will include, inter alia, (a) an FAQ section, (b) links to all pertinent documents including relevant pleadings as agreed by the Parties or as ordered by the Court, (c) the Fee Application and Motions for Preliminary Approval and Final Approval (and orders granting these motions if and when they are issued), (d) a toll-free number, (e) and other pertinent information about the Settlement. The Settlement Website will be updated regularly with relevant documents as they become available. 13

76. “Summary Notice” means notice of the proposed Settlement to be provided to Settlement Class Members substantially in the forms attached as Exhibit 2, but which may be modified as necessary to comply with the provisions of any order of Preliminary Approval entered by the Court. The Summary Notice will be emailed directly to Class Members for whom CBA has contact information, published on the Settlement Website, and published in print in the National Geographic Magazine and San Jose Mercury News Newspaper. II. SETTLEMENT CONSIDERATION Settlement consideration shall consist of two primary components: (1) a monetary component consisting of payments to Claimants; and (2) an injunctive relief component whereby CBA agrees to make certain changes to its business practices with respect to Kona Beers. Monetary Relief 77. To each Claimant who submits a timely and valid Claim Form, CBA will pay a monetary Settlement Benefit. Settlement Class Members residing in the same household (i.e., the same mailing address) who each submit a Claim Form shall only be entitled to a collective maximum payment of $10 or $20 per household, depending on whether Proof of Purchase is submitted, as follows: a. Per Unit Values: Claimants may seek the following payment per unit of each Kona Beer purchased during the Settlement Class Period. i. 4-pack Kona Beers: $1.25 per unit. ii. 6-pack Kona Beers: $1.25 per unit. iii. 12-pack Kona Beers: $2.00 per unit. iv. 24-pack Kona Beers: $2.75 per unit. 14

b. With Proof of Purchase. Claimants who submit sufficient Proof of Purchase and age verification may claim the above payments per unit, up to a maximum recovery of $20 per Settlement Class Member. c. Without Proof of Purchase. Claimants who do not submit sufficient Proof of Purchase, or no Proof of Purchase at all, but who submit attestation of his or her purchase of Kona Beers under penalty of perjury, along with age verification, may claim the above payments per unit, up to a maximum recovery of up to $10 per Settlement Class Member. d. Option to Terminate. Subject to the above terms, should the Settlement Class Members submit more than one million (1,000,000) Claims in this Settlement (regardless of the dollar amount of such claims), CBA shall have the unconditional right, but not the obligation, to terminate this Settlement Agreement. If CBA elects to terminate this Settlement Agreement under this paragraph, CBA must provide written notice to the other Parties’ counsel, by hand delivery, mail, or e-mail within ten (10) calendar days of the occurrence of the condition permitting termination. CBA shall be responsible for any Settlement Notice costs incurred if it chooses to exercise this option. Injunctive Relief 78. Not later than March 2020 or thirty calendar days after the Effective Date, whichever is later, CBA shall make the following changes to its business practices: a. To the extent permitted by law and/or regulation, CBA shall include a conspicuous statement on all consumer-facing Kona Beer packaging on a panel other than the bottom of the package that lists each location where the Kona Beers are brewed or 15 lists the location or locations at which a particular Kona Beer is brewed, for a minimum of four years after the Effective Date. An initial mock-up of the new packaging for one of the Kona Beer products is attached hereto as Exhibit 7. b. For a minimum of four years after the Effective Date, CBA’s General Counsel or his or her designee shall conduct annual meetings with CBA’s marketing department to review and comply with the injunctive terms of this Settlement. 79. To the extent not already done, and to the extent necessary, CBA agrees to provide Plaintiffs and Class Counsel with sufficient confidential sales information and forecasts that will allow the Parties to estimate the monetary value of the foregoing injunctive relief to the Settlement Class. CBA shall not oppose the use of this information in connection with any filings or proceedings related to the Settlement, provided that Plaintiffs shall provide CBA the opportunity to review any such filings in advance, and the Parties will meet and confer and reach mutual agreement as to the appropriate form of disclosing such information to the Court, which may involve filing under seal. The Parties acknowledge and recognize that, in accordance with the interest of public transparency, the filing of any such information under seal will not be requested unless the Parties believe it is necessary to do so. III. CLAIMS PROCESS AND PAYMENT Submission of Claims 80. To be eligible to receive the Settlement Benefit under the Settlement Agreement, Settlement Class Members must submit a claim to the Settlement Administrator by either: (a) completing, certifying, and mailing the Claim Form to the Settlement Administrator; (b) completing, certifying, and submitting the Claim Form electronically on the Settlement 16

Website; or (c) completing, certifying and submitting all information contained in the Claim Form electronically on the Settlement Website. 81. In order to be timely, the Claim Form must be postmarked or electronically submitted by no later than the Claim Deadline. Claim Forms postmarked or electronically submitted after the Claim Deadline may be denied by the Settlement Administrator, and CBA will not be obligated to make any payment on such claims, unless the Parties agree otherwise. 82. In order to be valid, the Claim Form must: (a) be signed in hard copy or electronically by the Settlement Class Member under penalty of perjury; and (b) bear an attestation by the Settlement Class Member that he/she purchased the Kona Beers during the Class Period, and that he/she was over 21 years old at the time of purchase(s) of the claimed Kona Beers. Claim Forms that do not meet these requirements may be denied by the Settlement Administrator, and CBA will not be obligated to make any payment on such claims, unless the Parties agree otherwise. Review of Claims 83. The Settlement Administrator shall review all submitted Claim Forms within a reasonable time to determine the validity and timeliness of the Claim, each Settlement Class Member’s eligibility for the Settlement Benefit, and the amount of such relief, if any. Copies of submitted Claim Forms shall be provided to CBA’s Counsel and to Class Counsel upon request. Settlement Class Members who submit valid and timely Claim Forms shall be entitled to the Settlement Benefit. Settlement Class Members who submit Claims Forms that do not meet the eligibility requirements described herein may not be entitled to such relief. 17

Invalid/Fraudulent Claims 84. The Settlement Administrator shall use good faith and appropriate procedures to prevent, detect, and reject the payment of Fraudulent Claims and ensure payment of only legitimate claims. The Settlement Administrator shall notify the Claimant via mail or email of the rejection. If any Claimant whose Claim Form has been rejected, in whole or in part, desires to contest such rejection, the Claimant must, within ten (10) calendar days from receipt of the rejection, mail or email the Settlement Administrator a notice and statement of reasons indicating the grounds for contesting the rejection along with any supporting documentation, requesting further review by the Settlement Administrator, of denial of the Claim. If any Claimant whose Claim Form has been rejected fails to respond to the Settlement Administrator with within ten (10) calendar days from receipt of the rejection, the rejection shall be deemed final and valid. The Settlement Administrator, in consultation with CBA’s Counsel and Class Counsel, shall notify the Claimant of its decision within ten (10) business days from receipt of the Claimant’s reply contesting the rejection. Incomplete or Inaccurate Claim Forms 85. After receipt of any Claim Forms containing incomplete or inaccurate information, and/or submitted Claims Forms omitting required information, the Settlement Administrator shall send a Notice of Missing or Inaccurate Information explaining what information is missing or inaccurate. 86. Claimants shall have until the end of the Claims Period, or thirty (30) calendar days from when the Notice of Missing or Inaccurate Information was mailed, whichever is later, to reply to the Notice of Missing or Inaccurate Information, and provide the required information. 18

87. If a Claimant fails to respond by the end of the Claims Period or within thirty (30) calendar days from when the Notice of Missing or Inaccurate Information was mailed, whichever is later, or the Settlement Administrator is unable to provide a Notice of Missing or Inaccurate Information as a result of the omitted information, the Settlement Administrator will reject such Claimant’s claim, and CBA will not be obligated to make any payment on such claim. Provision of Settlement Benefits 88. CBA shall transmit to the Settlement Administrator the aggregate dollar value of all Settlement Benefits by no later than fifteen (15) calendar days after the Effective Date. 89. The Settlement Administrator shall pay all Settlement Benefits to Settlement Class Members who are eligible and who submit a valid and timely Claim Form within fifteen (15) calendar days of receiving the funds from CBA or thirty (30) calendar days of the Effective Date, whichever date is earlier. 90. Within twenty-one (21) calendar days after the distribution of the Settlement Benefits, the Parties shall file a Post-Distribution Accounting with the Court. 91. All cash awards to Settlement Class Members will be in the form of a check or via electronic payment, whichever option the Settlement Class Member so chooses. IV. NOTICE 92. Notice of the Settlement shall conform to all applicable requirements of the Federal Rules of Civil Procedure, the United States Constitution (including the Due Process Clauses), the Class Action Fairness Act of 2005, 28 U.S.C. § 1715, the United States District Court for the Northern District of California’s Procedural Guidance for Class Action Settlements, and any other applicable law, and shall otherwise be in the manner and form approved by 19 the Court. To the extent any changes to the notice plan set forth herein need to be modified in any way, the Parties agree to work cooperatively to make any such changes. Forms of Notice 93. Upon Preliminary Approval, Notice of the Settlement shall be according to the following Notice Plan: a. Settlement Website Notice: No later than five (5) calendar days before Internet Publication Notice (see Paragraph 93(e)), the Settlement Administrator shall create a Settlement Website, which will include, inter alia, links to the Long Form Notice, the Summary Notice, this Settlement Agreement and Exhibits, the Claim Form, relevant filings and orders, and information relating to filing a claim, objecting to the Settlement, opting out of the Settlement, other deadlines relating to the Settlement, and instructions on how to access the case docket via PACER or in person at any of the Court’s locations. b. Toll-Free Telephone Support: No later than five (5) calendar days before Internet Publication Notice (see Paragraph 93(e)), the Settlement Administrator shall establish a toll-free telephone support system to provide Settlement Class Members with (a) general information about the Action and Settlement; (b) frequently asked questions and answers; and (c) information relating to filing a claim, objecting to the Settlement, opting out of the Settlement, and other deadlines relating to the Settlement. c. Direct Notice: At or before the filing of the Motion for Preliminary Approval, CBA shall provide the Settlement Administrator with a list of all potential Class Members for whom it has e-mail or mailing addresses. No later than twenty-five 20

(25) calendar days after Preliminary Approval, the Settlement Administrator shall cause the Summary Notice to be sent to all Class Members for whom email addresses or mailing addresses have been provided. d. Print Publication Notice: On the first available publication date after Preliminary Approval, the Settlement Administrator will publish the Summary Notice in print in National Geographic Magazine for a period of one month. On the first available publication date after Preliminary Approval, the Settlement Administrator will also publish the Summary Notice in print in the San Jose Mercury News Newspapers one day per week for a period of four consecutive weeks in compliance with the CLRA. e. Internet Publication Notice: No later than twenty-five (25) calendar days after Preliminary Approval, the Settlement Administrator will issue an informational press release to PR Newswire of the Settlement. The press release will include the Settlement Website address so that Settlement Class Members can easily access information about the Action and Settlement. The Settlement Administrator will also purchase Internet banner notice ads that will allow access to the Settlement Website through an embedded hyperlink contained within the banner notice ad. These Internet banner ads will be first published no later than twenty-five (25) calendar days after Preliminary Approval, and will continue for a period of ten (10) weeks. V. ADMINISTRATION OF SETTLEMENT 94. All Settlement Notice and Administration Costs shall be paid by CBA. 21

95. The Settlement Administrator shall be responsible for administrative tasks, including, without limitation: a. Arranging, as set forth in this Section and in the Preliminary Approval Order, for distribution of Notice of the Settlement (in a form substantially similar to that approved by the Court) and Claims Forms (in a form substantially similar to that approved by the Court) to Settlement Class Members; b. Answering inquiries from Settlement Class Members and/or forwarding such written inquiries to Class Counsel or their designee; c. Receiving and maintaining correspondence regarding Objections and Requests for Exclusion from the Settlement Agreement; d. Posting notices, Claim Forms, and other related documents on the Settlement Website and otherwise maintaining the Settlement Website; e. Receiving and processing Claim Forms, including sending Notices of Missing or Inaccurate Information where applicable; f. Providing weekly updates to CBA’s Counsel and Class Counsel regarding the number of Claims, Requests for Exclusion, and Objections. The updates shall be made on Friday of every week; g. Providing declaration(s) in support of preliminary and final approval as necessary and appropriate; h. Distributing all payments under the Settlement, including payments to Settlement Class Members and the Class Representative Service Awards; i. Providing a post-distribution accounting declaration; and 22

j. Otherwise assisting with implementation and administration of the Settlement Agreement terms as the Parties mutually agree or the Court orders the Settlement Administrator to perform. VI. OBJECTIONS AND OPT-OUTS Objections 96. Settlement Class Members shall have the right to appear and present Objections as to any reason why the terms of this Agreement should not be given Final Approval. Any Objection must be in writing and submitted to the Court no later than the Objection/Exclusion Deadline. Settlement Class Members shall submit written objection to the Court, either by (1) mailing them to the Class Action Clerk, United States District Court for the Northern District of California, 280 South 1st Street, Courtroom 3, San Jose, CA 95113, or (2) filing them in person at any location of the United States District Court for the Northern District of California or via the ECF electronic filing system. 97. Any Objection must contain a caption or title that identifies it as “Objection to Class Settlement in Broomfield, et al. v. Craft Brew Alliance, Inc., No. 5-17-cv-01027-BLF” and shall also contain: a. Information sufficient to identify and contact the objecting Settlement Class Member, including name, address, telephone number, and, if available, email address, and if represented by counsel, the foregoing information for his/her counsel; b. Whether the Settlement Class Member, or his or her counsel, intends to appear at the Final Approval Hearing; 23

c. Whether the Objection applies only to the Settlement Class Member, to a specific subset of the Settlement Class, or to the entire Settlement Class; d. A clear and concise statement of the Settlement Class Member’s Objection, including all bases and legal grounds for the Objection; e. Documents sufficient to establish the person’s standing as a Settlement Class Member, i.e., verification under penalty of perjury as to the person’s purchase of Kona Beers during the Class Period, or a Proof of Purchase; f. A list of any other objections submitted by the Settlement Class Member, or his/her counsel, to any proposed class action settlements submitted in any court, whether state or federal, in the United States for the previous five (5) years. If the Settlement Class Member or his/her counsel has not objected to any other class action settlement in any other court in the previous five (5) years, he or she shall affirmatively state so; and 98. No Settlement Class Member shall be entitled to be heard at the Final Approval Hearing (whether individually or through counsel) or to object to the Agreement, and no written Objections or briefs submitted by any Settlement Class Member shall be received or considered by the Court at the Final Approval Hearing, unless written notice of the Settlement Class Member’s intention to appear at the Final Approval Hearing, and copies of any written Objections or briefs, have been filed with the Court on or before the Objection/Exclusion Deadline. 99. Class Counsel and CBA shall have the right to respond to any Objection no later than thirty- five (35) calendar days prior to the Final Approval Hearing. 24

100. Settlement Class Members who fail to submit written Objections in the manner specified above shall be deemed to have waived any objections and shall be foreclosed from making any objection (whether by appeal or otherwise) to the Settlement Agreement and shall be bound, to the extent allowed by law, by the terms of the Settlement Agreement. Requests for Exclusion/Opt Out 101. Any Settlement Class Member who does not wish to participate in this Settlement must submit a Request for Exclusion to the Settlement Administrator by the Objection/Exclusion Deadline, stating a clear intention to be “excluded” from this Settlement. The written request for exclusion must contain the Settlement Class Member’s name, current address, and telephone number. The Request for Exclusion must be personally signed by the Settlement Class Member, dated and sent to the Settlement Administrator via the Settlement Website or by hard copy sent via U.S. Mail. 102. The date of the postmark on the envelope, or the electronic date of submission in the case of a submission via the Settlement Website, shall be the exclusive means used to determine whether a Request for Exclusion has been timely submitted by the Objection/Exclusion Deadline. Any Settlement Class Member whose request to be excluded from the Settlement Class is approved by the Court will not be bound by this Settlement Agreement nor will he or she have any right to object, appeal, or comment thereon. 103. Settlement Class Members who fail to submit a valid and timely Request for Exclusion on or before the Objection/Exclusion Deadline shall be bound, to the extent allowed by law, by all terms of the Settlement Agreement and any Judgment entered in the Action if the Settlement Agreement is approved by the Court, regardless of whether they have requested exclusion from the Class. 25

104. Settlement Class Members who submit a valid and timely Request for Exclusion cannot object to the Settlement. No Solicitation of Objections or Exclusions 105. The Parties and their counsel agree to use their best efforts to carry out this Agreement. At no time shall any of the Parties or their counsel seek to solicit or otherwise encourage any Party or Settlement Class Member to submit Objections or Requests for Exclusion, or to appeal from the Court’s Judgment. VII. ATTORNEYS’ FEES & COSTS, AND CLASS REPRESENTATIVE SERVICE AWARDS Attorneys’ Fees and Costs 106. Class Counsel shall submit a Fee Application for an award of attorneys’ fees and costs, including expert fees and costs, in an amount not to exceed $2,900,000.00 (Two Million Nine Hundred Thousand Dollars and Zero Cents). CBA and its counsel will not oppose or undermine that request or solicit others to do so. 107. The Fee Award shall be the total obligation of CBA to pay for attorneys’ fees, costs, and/or expenses of any kind (including, but not limited to, travel, filing fees, court reporter and videographer expenses, expert fees and costs, notice of pendency costs and expenses, and document review and production costs) related to this Action. 108. CBA shall pay the Fee Award by wire transfer to Class Counsel not later than ten (10) calendar days following Final Approval. 109. This Settlement is not contingent upon the Court awarding any particular amount in attorneys’ fees and costs, however, Plaintiffs retain the right to appeal any decision by the Court regarding the Fee Award. 110. Class Counsel, in their sole discretion, shall allocate and distribute the Fee Award. 26

111. CBA shall pay its own attorneys’ fees and costs incurred in this Action. Class Representative Service Awards 112. In recognition of the time and effort the Class Representatives expended in pursuing this Action and fulfilling their obligations and responsibilities as Class Representatives, Class Counsel shall also petition the Court for, and CBA shall not oppose, a service award in an amount of $5,000.00 (Five Thousand Dollars and Zero Cents) to each of the two Class Representatives. 113. The Court’s award of any Class Representative Service Awards shall be separate from its determination of whether to approve the Settlement as set forth in this Agreement. 114. In the event the Court approves the Settlement, but declines to award a Class Representative Service Award in the amount requested by Class Counsel, the Settlement will nevertheless be binding on the Parties. However, if the Court declines to approve the Settlement, no Class Representative Service Awards shall be paid. 115. CBA shall pay the Class Representative Service Awards by wire transfer to the Settlement Administrator not later than fifteen (15) calendar days after the Effective Date. The Settlement Administrator shall pay the Class Representative Service Awards to Plaintiffs within fifteen (15) calendar days of receiving the funds from CBA or thirty (30) calendar days of the Effective Date, whichever date is earlier. The Settlement Administrator shall issue an IRS Form 1099-MISC to Plaintiffs solely for the amount awarded by the Court for each Plaintiffs’ Class Representative Service Award. Plaintiffs shall be solely and legally responsible to pay and all applicable taxes on their Class Representative Service Awards, and shall hold harmless CBA and Class Counsel from any claim or liability for 27 taxes, penalties, or interest arising as a result of the Class Representative Service Awards. 116. Payment by CBA of the Class Representative Service Awards is separate from, and in addition to, the other relief afforded to the Settlement Class Members in this Agreement. VIII. PRELIMINARY APPROVAL Motion for Preliminary Approval 117. As soon as reasonably practicable after the signing of this Settlement Agreement, Plaintiffs shall file an unopposed Motion for Preliminary Approval of Class Settlement that seeks entry of the Preliminary Approval Order, which, in accordance with the terms of this Agreement, for settlement purposes only would: a. Preliminarily approve this Settlement Agreement; b. Certify a Settlement Class under Federal Rule of Civil Procedure 23 composed of the Settlement Class Members; c. Approve the Settlement Administrator; d. Approve and authorize the contents of the Notice Plan and distribution of the Notice; e. Approve and authorize the procedures for submitting Objections and Requests for Exclusion and the binding nature thereof; f. Set deadlines for submitting papers in support of the Motion for Final Approval, the Motion for Attorneys’ Fees, Costs, and Expenses and Class Representative Service Awards, and any responses to timely and valid Objections; g. Schedule the Final Approval Hearing to determine whether Final Approval of the Settlement Agreement is warranted; and 28

h. Stay all activity in the Action except to the extent necessary to effectuate this Agreement unless and until this Agreement is terminated pursuant to its terms and conditions. Certification of Settlement Class for Settlement Purposes Only 118. The Parties agree, for settlement purposes only, that the Settlement Class shall be certified and proceed as a class action under Federal Rule of Civil Procedure 23(b)(3), with a class consisting of all Settlement Class Members, and with Plaintiffs Theodore Broomfield and Simone Zimmer as Class Representatives, and with Class Counsel as counsel for the Settlement Class Members. 119. In the event that the Court does not preliminarily or finally approve the Settlement Agreement, nothing herein shall be construed to alter the Court’s September 25, 2018 Certification Order, or CBA’s ability to contest that decision. IX. FINAL APPROVAL Motion for Final Approval 120. Prior to the Final Approval Hearing, Class Counsel shall petition the Court for Final Approval and Order and Final Judgment that would: a. Confirm the certification of the Settlement Class as defined above; b. Dismiss this Action, with prejudice, upon the Effective Date; c. Decree that neither the Final Approval nor this Agreement constitutes an admission of liability, fault or wrongdoing; d. Release the Released Parties from the Released Claims of the Releasing Parties; e. Find that this Agreement is entered into in good faith, is reasonable, fair and adequate, and is in the best interest of the Settlement Class Members; and 29

f. Make such orders as are necessary and appropriate to effectuate the terms and conditions of this Settlement Agreement. 121. Prior to the Final Approval Hearing, Class Counsel and CBA shall have the right to respond to any Objections submitted by Settlement Class Members. Final Approval Hearing 122. The Court shall conduct a Final Approval Hearing so that the Court may review any objections to this Agreement, consider the fairness, reasonableness and adequacy of this Agreement and consider the Parties’ petition for Final Approval and Class Counsel’s Application for a Fee Award and for the Class Representatives’ Service Awards. The date of the Final Approval Hearing shall be posted on the Settlement Website in advance of the hearing. If the date of the Final Approval Hearing is subsequently modified by the Court, no further notice is required to be published to Settlement Class Members, except that, the Parties will notify any Settlement Class Member who has filed a timely Objection in writing of any change to the date of the Final Approval Hearing. Dismissal of this Action 123. The Final Approval shall provide that this Action shall be dismissed, with prejudice, upon the Effective Date. X. RELEASES General Release from Liability 124. Upon Effective Date, each of the Plaintiffs and each Settlement Class Member who has not validly and timely submitted a Request for Exclusion shall be deemed to release and forever discharge any and all Released Parties of and from liability of any kind or type whatsoever for any and all Released Claims, and shall be permanently barred and enjoined 30 from initiating, asserting and/or prosecuting any Released Claim(s) against any Released Party in any court or forum. This Agreement shall be the sole and exclusive remedy available to the Releasing Parties for any and all Released Claims against the Released Parties. No Released Party shall be subject to liability or expense of any kind to any Releasing Party with respect to any Released Claim. 125. The Parties agree that they may hereafter discover facts in addition to or different from those they believe to be true with respect to the subject matter of this Agreement. The Parties agree that, notwithstanding the discovery of the existence of any such additional or different facts that, if known, would materially affect its decision to enter into this Agreement, the releases herein given shall be and remain in effect as a full, final and complete general release of the Released Claims and the Parties shall not be entitled to modify or set aside this Agreement, either in whole or in part, by reason thereof. The Parties hereby waive and relinquish, to the fullest extent permitted by law, the rights and benefits of any statute which might otherwise render unenforceable a release contained in this Agreement. 126. With respect to all Released Claims, Plaintiffs and each of the other Settlement Class Members who have not validly opted out of this Settlement agree that they are expressly waiving and relinquishing to the fullest extent permitted by law (a) the provisions, rights and benefits conferred by Section 1542 of the California Civil Code, which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER 31

SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY” and (b) any law of any state or territory of the United States, federal law or principle of common law, or of international or foreign law, that is similar, comparable or equivalent to Section 1542 of the California Civil Code. XI. Termination and Effect of Termination 127. Each Party shall have the right to terminate this Settlement Agreement if: (a) the Court denies preliminary approval of this Settlement Agreement (or grants preliminary approval through an order that is not substantially similar in form and substance to Exhibit 4 hereto); (b) the Court denies final approval of this Settlement Agreement (or grants final approval through an order that materially differs in substance from Exhibit 5 hereto); or (c) the Final Approval Order and Judgment do not become Final by reason of a higher court reversing final approval by the Court, and the Court thereafter declines to enter a further order or orders approving the Settlement on the terms set forth herein. If a Party elects to terminate this Settlement Agreement under this paragraph, that Party must provide written notice to the other Parties’ counsel, by hand delivery, mail, or e-mail within ten (10) calendar days of the occurrence of the condition permitting termination. 128. If the Settlement is not approved, the Parties shall meet and confer in good faith, in an effort to effectuate the material terms of the Settlement and/or negotiate a different settlement, consistent with the Parties’ desire to resolve this Action. As part of this meet and confer process, the Parties shall contact the mediator (Bruce A. Edwards), or another mediator as mutually agreed by the Parties. 129. Nothing shall prevent Plaintiffs and/or CBA from appealing or seeking other appropriate relief from an appellate court with respect to any denial by the Court of Final Approval of 32 the Settlement. In the event such appellate proceedings result, by order of the appellate court or by an order after remand or a combination thereof, in the entry of an order(s) whereby the Settlement is approved in a manner substantially consistent with the substantive terms and intent of this Settlement Agreement, and dismissing all claims in the Action with prejudice, and otherwise meeting the substantive criteria of this Agreement for approval of the Settlement, such order shall be treated as a Final Approval Order. 130. If this Settlement Agreement is terminated or disapproved, or if the Effective Date should not occur for any reason, then: (a) this Settlement Agreement and all orders entered in connection therewith shall be rendered null and void; and (b) all Parties shall be deemed to have reverted to their respective status in the Action as of the date and time immediately preceding the execution of this Settlement Agreement and, except as otherwise expressly provided, the Parties shall stand in the same position and shall proceed in all respects as if this Settlement Agreement and any related orders had never been executed, entered into, or filed, except that the Parties shall not seek to recover from one another any attorneys’ fees, costs, and expenses incurred in connection with this Settlement, including any Settlement Notice and Administration costs already incurred by the Settlement Administrator. XII. Non-Admission of Fault or Liability 131. This Agreement, whether or not consummated, and any communications exchanged or actions taken pursuant to or during the negotiation of this Agreement are for settlement purposes only. Neither the fact of nor the contents of this Agreement or its exhibits, nor any communications exchanged, nor actions taken, pursuant to or during the negotiation of this Agreement, shall constitute, be construed as, or be admissible in evidence as an 33 admission of the validity of any claim asserted or fact alleged in this Action or of any wrongdoing, fault, violation of law or liability of any kind on the part of CBA. XIII. Miscellaneous Non-Admissibility 132. This Agreement and all negotiations, correspondence and communications leading up to its execution shall be deemed to be within the protection of Federal Rule of Evidence 408 and any analogous state or federal rules or principles. Neither this Agreement, nor any terms, conditions, contents or provisions hereof or exhibits hereto, nor any negotiations, correspondence or communications leading up to the execution of this Agreement, shall constitute a precedent or be admissible for any purpose in any proceeding; provided, however, that this Agreement shall be admissible in any proceeding related to the approval of this Agreement, to enforce any of its terms and conditions, to support or defend this Agreement in an appeal from an order granting or denying Final Approval, or to enforce or assert a claim or defense of res judicata, collateral estoppel, claim preclusion, issue preclusion, settlement, release, merger and bar, or any similar claim or defense against the Plaintiffs, any Settlement Class Member, or any third party. Reservation of Rights 133. This Settlement Agreement is made without prejudice to the right of CBA to take any position in its defense of the Action, should this Agreement not be approved or implemented. Dispute Resolution 134. If Plaintiffs or Class Counsel, on behalf of Plaintiffs or any Settlement Class Member, or CBA’s Counsel, on behalf of CBA, at any time believe that the other Party has breached 34 or acted contrary to the Agreement, that Party shall notify the other Party in writing of the alleged violation. The Parties shall meet and confer in good faith to resolve the dispute. If the Parties are unable to resolve their differences within twenty (20) calendar days, either Party shall first contact the mediator (Bruce A. Edwards) to try to resolve the dispute. If that proves unsuccessful, the Party may file an appropriate motion for enforcement with the Court. Non-Disparagement 135. Class Counsel and Class Representatives agree not to disparage or otherwise take any action which could reasonably be expected to adversely affect the reputation of CBA regarding this matter. CBA and its attorneys agree not to disparage or otherwise take any action which could reasonably be expected to adversely affect the personal or professional reputation of Class Counsel and Class Representatives regarding this matter. Authority to Execute 136. The Parties warrant and represent that the persons executing this Agreement are duly authorized to do so. Assignment of Claims 137. The Parties warrant and represent that no claim or any portion of any claim referenced or released in this Agreement has been sold, assigned, conveyed, or otherwise transferred to any other entity or Person. Reading and Understanding 138. The Parties warrant and represent that they have carefully read this Agreement, have consulted their attorneys regarding this Agreement, and fully understand and voluntarily accept the terms and conditions of this Agreement. 35

Reliance on Own Judgment 139. The Parties warrant and represent that they have relied upon their own judgment and that of their legal counsel regarding the sufficient and agreed upon consideration for this Agreement and that no statement or representation by any of the other Parties or their agents, employees, officers, directors or legal representatives influenced or induced them to execute this Agreement. 140. This Agreement shall be construed under and governed by the laws of the State of California, applied without regard to laws applicable to choice of law. Jurisdiction of the Court 141. The Court shall retain jurisdiction with respect to the interpretation, implementation and enforcement of the terms of this Agreement and all orders and judgments entered in connection therewith, and the parties and their counsel hereto submit to the jurisdiction of the Court for purposes of interpreting, implementing and enforcing the resolution embodied in this Agreement and all orders and judgments entered in connection therewith. Entire Agreement 142. This Agreement, including all exhibits hereto, shall constitute the entire Agreement among the Parties with regard to the subject of this Agreement and shall supersede any previous agreements, representations, communications and understandings among the Parties with respect to the subject matter of this Agreement. Joint Preparation 143. This Agreement shall be construed as if the Parties jointly prepared it, and any uncertainty or ambiguity shall not be interpreted against any of the Parties. 36

Recitals 144. The Recitals are a material part of this Agreement and are incorporated herein in their entirety. Captions 145. The captions used in this Agreement are for convenience and identification purposes only, and are not part of this Agreement. Amendment or Modification 146. This Agreement may not be changed, modified, or amended except in writing signed by all Parties (or their successors-in-interest) and approved by the Court. Notwithstanding the foregoing, however, the claims process set forth above may be modified by mutual agreement of the Parties without Court approval and the Parties may agree to reasonable extensions of time in which to accomplish the tasks required by the terms and conditions of this Agreement. Cooperation 147. The Parties and their counsel agree to cooperate fully with one another and to use their best efforts to effectuate the Settlement, including without limitation in seeking preliminary and final Court approval of the Settlement embodied herein, carrying out the terms of this Settlement, and promptly agreeing upon and executing all such other documentation as may be reasonably required to obtain Final Approval by the Court of the Settlement. 37

No Waiver 148. The waiver of any term or condition or breach of this Agreement shall not be deemed to be a waiver of any other term or condition or breach of this Agreement and shall not be deemed to be a continuing waiver. Parties’ Waiver of Right to be Excluded and Object. 149. The Parties agree that by signing this Agreement they are bound to these terms. The Parties agree to not object to or appeal from this Agreement or the exhibits attached hereto. Plaintiffs further agree not to request to be excluded from the Class. [SIGNATURES ON FOLLOWING PAGES] 38

Exhibit 1

Broomfield, et al. v. Craft Brew Alliance, Inc. CLAIM FORM If you purchased one or more Kona Beers* at any time from February 28, 2013 through _________, you can complete this Claim Form to be eligible to receive payment under the Settlement. *Kona Beers include: Longboard Island Lager, Hanalei IPA, Castaway IPA, Big Wave Golden Ale, Lemongrass Luau, Wailua Wheat, Fire Rock Pale Ale, Pipeline Porter, Lavaman Red Ale, Koko Brown Ale, Kua Bay IPA, Gold Cliff IPA, Kanaha Blonde Ale, Liquid Aloha Variety Pack, Island Hopper Variety Pack, Happy Mahalo Variety Pack, and Wave Rider Tandem Pack. Claim Forms must be completed and submitted by no later than ________. Claim Forms can be submitted electronically at www. _________ or by mail to: Broomfield v. Craft Brew Alliance, Inc. c/o CPT Group, Inc. 50 Corporate Park Irvine, CA 92606 PLEASE COMPLETE THE FOLLOWING INFORMATION: Name (First and Last): _____________________________________________________________________ Street Address: ___________________________________________________________________________ City: State: Zip: __ __ __ __ __ - __ __ __ __ Phone Number: ( _ _) _- __________ Email Address: _________________________________________ You have two options for filing your claim: if you do not have Proof Purchase, choose Option A below. If you have Proof Purchase, choose Option B below. For either Option A or Option B, you will be eligible to receive payments for each qualifying purchase of Kona Beers as follows:  4-pack Kona Beers: $1.25 per unit.  6-pack Kona Beers: $1.25 per unit.  12-pack Kona Beers: $2.00 per unit.  24-pack Kona Beers: $2.75 per unit. Under Option A, you can receive up to $10 per household depending on the number of Kona Beers you purchased. Under Option B, you can receive up to $20 per household depending on the number of Kona Beers you purchased. Option A: Submit your Claim without Proof of Purchase. State the number of Kona Beers you purchased between February 28, 2013 through _________. Unit Type Number of Units Purchased (e.g., 1, 2, 3, etc.) 4-pack Kona Beers [space blank; but drop down for online form] 6-pack Kona Beers [space blank; but drop down for online form] 12-pack Kona Beers [space blank; but drop down for online form] 24-pack Kona Beers [space blank; but drop down for online form] TOTAL ($) [space blank; but default to Max for online form] Questions? Visit www.-------- or call --------

Option B: Submit your Claim with valid Proof of Purchase: State the number of Kona Beers you purchased between February 28, 2013 through _________. Unit Type Number of Units Purchased (e.g., 1, 2, 3, etc.) 4-pack Kona Beers [space blank; but drop down for online form] 6-pack Kona Beers [space blank; but drop down for online form] 12-pack Kona Beers [space blank; but drop down for online form] 24-pack Kona Beers [space blank; but drop down for online form] TOTAL ($) [space blank; but default to Max for online form] Valid Proof of Purchase includes the following:  receipt(s)  a copy of the UPC from the package(s) of Kona Beers  a copy of the purchase on your credit statement  other document that you believe evidences your purchase of Kona Beers Please attach proof of purchase for the items selected in the chart above for valid claim consideration. Mark the box stating your preferred method of payment [ ] Payment via a Settlement Check - If selecting this option, please double-check the address information at the top of this form is correct and current. [ ] Electronic Payment via eCheck - If selecting this option, please double-check the email address provided at the top of this form is correct and current. [ ] Direct Deposit - If selecting this option, please double-check the email address provided at the top of this form is correct and current. Sign and Date the Affirmation below: I hereby affirm, under penalty of perjury under the laws of the United States of America, each of the following:  I personally purchased the Kona Beers listed above.  I was 21 years or older at the time that I purchased the Kona Beers listed above.  I understand that by not opting out of the Settlement, I have given a complete Release of all Released Claims.  The information provided in this Claim Form is true and correct to the best of my knowledge. Signature Date ACCURATE CLAIMS PROCESSING TAKES TIME. THANK YOU FOR YOUR PATIENCE. Reminder Checklist: 1. Please sign the above Claim Form and complete all of the information requested above. 2. Enclose a copy of your Proof(s) of Purchase, if you have them, along with the Claim Form. 3. Keep a copy of your Claim Form and supporting documentation for your records. Questions? Visit www.-------- or call --------

Exhibit 2

If you purchased Kona Beer you could get up to $20 from a proposed class action settlement Th Court has tentatively approved a proposed settlement in Broomfield v. Craft Brew Alliance, Inc., No. 5:17-cv-01027-BLF, a class action alleging Craft Brew Alliance, Inc. (“CBA”)’s packaging and marketing of its Kona Beer products portrayed the beer as being brewed in Hawaii, when Plaintiffs claimed they were not. If you purchased Kona Beer between February 28, 2013 through _________, you may be entitled to a cash payment as part of the settlement up to $20 with proof of purchase or up to $10 without proof of purchase. To receive a monetary payment, you must submit a Claim Form by [Claims Deadline]. Claim Forms can be found at www.---------- or can be requested by calling _____________. If you do not want to be bound by the Settlement, you must submit a written Request for Exclusion. If you exclude yourself, you cannot get a payment, but you preserve the right to sue CBA for the claims alleged in the lawsuit. Any Request for Exclusion must be submitted by [___________], either online at www.- -----.com or mailed and postmarked to _________. You can also object to the Settlement. An objection is a written statement explaining why do not think the Settlement is fair. Any objection must be submitted to the Court by [_____________]. You cannot object if you exclude yourself from the Settlement. There will be a final approval hearing for this settlement to determine whether the Court will approve of the settlement, scheduled for [MONTH DAY, YEAR] at [TIME] in the Robert F. Peckham Federal Building, Courtroom 3, located at 280 South 1st Street, Courtroom 3 San Jose, CA 95113. This Notice summarizes the Settlement. For the precise terms and conditions of the Settlement, please see the Settlement Agreement available at www.____________.com, by contacting Class Counsel whose contact information can be found at www.____________.com, by contacting the Settlement Administrator at 1-800-XXX-XXXX, by accessing the Court docket in this case, for a fee, through the Court’s Public Access to Court Electronic Records (PACER) system at https://ecf.cand.uscourts.gov, or by visiting the office of the Clerk of the Court for the United States District Court for the Northern District of California, 280 South 1st Street, Courtroom 3 San Jose, CA 95113, between 9:00 a.m. and 4:00 p.m., Monday through Friday, excluding Court holidays. PLEASE DO NOT TELEPHONE THE COURT OR THE COURT CLERK’S OFFICE TO INQUIRE ABOUT THIS SETTLEMENT OR THE CLAIM PROCESS

Exhibit 3

United States District Court for the Northern District of California Broomfield v. Craft Brew Alliance, Inc., Case No. 5:17-cv-01027-BLF If You Purchased Kona Beer, You May Be Eligible to Receive Payment from a Class Action Settlement A federal court authorized this notice. This is not a solicitation from a lawyer.  A Settlement has been reached in a class action lawsuit. Purchasers of Kona Brewing Company Beer (“Kona Beer”) sued Craft Brew Alliance, Inc. (“CBA”), alleging statutory consumer protection and common law claims based on representations that the Kona Beers are brewed in Hawaii when Plaintiffs claim they are not. CBA denies the allegations in the lawsuit. The Court has not decided that CBA did anything wrong. The Parties agreed to the Settlement to resolve the lawsuit. For instruction on how to obtain the Settlement Agreement, please see question 16.  This Notice explains the lawsuit, the Settlement, your legal rights, what benefits are available, who is eligible for them, and how to get them. Judge Beth Labson Freeman of the United States District Court for the Northern District of California is overseeing the Settlement.  You are eligible to participate in this Settlement if you purchased any 4-pack, 6-pack, 12- pack, or 24-pack variety of Kona Beer from February 28, 2013 through __________. To receive payment under the Settlement, you must submit a Claim Form. Settlement Class Members who do not exclude themselves from the Settlement will be bound by the Settlement even if they do not submit Claim Forms.  For Settlement Class Members who submit valid Claim Forms without Proof of Purchase, CBA will pay up to $10, depending on the number of Kona Beers purchased from February 28, 2013 through __________.  For Settlement Class Members who submit valid Claim Forms with Proof of Purchase, CBA will pay up to $20, depending on the number of Kona Beers purchased from February 28, 2013 through __________.  The Parties have further agreed that CBA will pay the costs to administer this Settlement, plus reasonable attorneys’ fees and costs, and a payment to the two Plaintiffs. Please read this Notice carefully and in its entirety. Your rights may be affected by the proposed Settlement of this lawsuit, and you have a choice to make now about how to act: Questions? Visit www.__________. or contact the Settlement Administrator at [_________________] - 1 -

YOUR LEGAL RIGHTS AND OPTIONS This is the only way to receive a monetary payment from the Settlement. By remaining in the Settlement, whether or not you submit a Claim Form, you will give up any rights to sue CBA SUBMIT A CLAIM FORM separately about the same legal claims in this lawsuit. BY [DATE] Claim Forms are available at www.---------------.com or by calling ------------. For more detail about the claim process, please see questions 5, 6 and 7 below. If you request to be excluded from the Settlement, you will not be eligible to receive the monetary payment, but you will keep your EXCLUDE YOURSELF right to sue CBA about the same legal claims in this lawsuit. FROM THE CLASS BY Requests for Exclusion must be submitted by [date] on www.----- [DATE] ----- or mailed to [address]. For more detail about excluding yourself from the Settlement, please see questions 8 and 10 below. You may write to the Court about why you do, or do not, like the Settlement. You must remain in the Settlement (i.e., not exclude OBJECT BY [DATE] yourself) to object to the Settlement. Objections must be submitted to the Court by [date]. For more detail about objecting to the Settlement, please see questions 9 and 10 below. You may ask to speak in Court about the fairness of the Settlement. Written notice of your intent to appear at the final APPEAR IN THE LAWSUIT approval hearing in the Lawsuit must be filed with your OR ATTEND THE FINAL Objection and submitted to the Court by [date]. You may enter APPROVAL HEARING ON your appearance in Court through an attorney at your own [DATE] expense if you so desire. For more detail about appearing in this lawsuit or attending the final approval hearing, please see questions 9, 13, 14 and 15 below. By doing nothing, you will not receive any monetary payment DO NOTHING but you will also give up any rights to sue CBA separately about the same legal claims in this lawsuit.  Your rights and options – and the deadlines to exercise them – are further explained in this Notice.  The Court in charge of this case still has to decide whether to approve the Settlement. The Settlement Benefit (i.e., the monetary payments described herein) will be made available if the Court approves the Settlement, and after any appeals are resolved, if they are resolved in favor of settlement approval. Questions? Visit www.__________. or contact the Settlement Administrator at [_________________] - 2 -

 If you have any questions, please read on and/or visit www.-------------.com or contact Class Counsel or the Settlement Administrator listed in questions 16 below. BASIC INFORMATION 1. Why did I get this notice? If you purchased any 4-pack, 6-pack, 12-pack, or 24-pack variety of Kona Beer from February 28, 2013 through __________, you may be a Class Member and have a right to know about the Settlement and your options. If you have received word of this Notice by e-mail, you have been identified from available records as a possible purchaser of the Kona Beer at issue in the lawsuit. You also may have received this Notice because you requested more information after reading the Settlement Website. If the Court approves the Settlement, and if objections and all appeals are resolved in favor of settlement approval, a settlement administrator approved by the Court will oversee the distribution of the Settlement Benefits that the proposed Settlement allows. You can follow the progress of the Settlement on the settlement website, www.--------- --. 2. What is this class action lawsuit about? The persons who sued are called the Plaintiffs, and the company they sued, Craft Brew Alliance, Inc., is called the Defendant or “CBA.” Plaintiffs and CBA are collectively referred to as “the Parties.” Plaintiffs brought this lawsuit on behalf of all other consumers who similarly purchased Kona Beers during the time period of February 28, 2013 through __________ (“Class Members”). This lawsuit alleges that Kona Beers were deceptively advertised as being brewed in Hawaii when they are actually brewed in the continental United States. CBA denies the allegations and has included on all Kona labels the mainland locations where Kona Beers are brewed throughout the time period. The Court has not determined which side is right. Rather, the Parties have agreed to settle the lawsuit to avoid the uncertainties, expenses and expenditure of resources associated with ongoing litigation. 3. Am I part of the Class? If you purchased any 4-pack, 6-pack, 12-pack, or 24-pack variety of Kona Beer from February 28, 2013 through __________, you may be a Class Member. Eligible varieties of Kona Beers include Longboard Island Lager, Hanalei IPA, Castaway IPA, Big Wave Golden Ale, Lemongrass Luau, Wailua Wheat, Fire Rock Pale Ale, Pipeline Porter, Lavaman Red Ale, Koko Brown Ale, Kua Bay IPA, Gold Cliff IPA, Kanaha Blonde Ale, Liquid Aloha Variety Pack, Island Hopper Variety Pack, Happy Mahalo Variety Pack, and Wave Rider Tandem Pack. Kona Beers that are sold without packaging (i.e., loose bottles, loose cans, and draft beer) are not included. You are not a member of the Class if: (a) you have timely and properly excluded yourself from the Settlement, explained in Question 8 below, (b) you are a retailer or distributor of Kona Beer or purchased Kona Beer for the purpose of re-selling the beer, (c) you are an employee of CBA or the law firms of the law firms representing the Parties, or (d) you are governmental entity or part of the Court’s immediate family or the Court’s staff. Questions? Visit www.__________. or contact the Settlement Administrator at [_________________] - 3 -

THE SETTLEMENT BENEFITS 4. What does the Settlement provide? The Settlement provides the following benefits: (1) monetary compensation to Class Members who submit valid and timely Claim Forms; and (2) injunctive relief whereby CBA will make certain changes to its business practices with respect to Kona Beers. Each is summarized below. Monetary Relief. The Settlement allows Class Members who submit timely and valid Claim Forms, without proof of purchase, to recover up to $10 per household, depending on the number of eligible Kona Beers purchased. Class Members who submit timely and valid Claim Forms, with proof of purchase, can recover up to $20 per household, depending on the number of eligible Kona Beers purchased. The following payments can be claimed for each eligible Kona Beer: i. 4-pack Kona Beers: $1.25 per unit. ii. 6-pack Kona Beers: $1.25 per unit. iii. 12-pack Kona Beers: $2.00 per unit. iv. 24-pack Kona Beers: $2.75 per unit Injunctive Relief. Under the Settlement, CBA has implemented as a result of this lawsuit, or will implement, the following practices with respect to the Kona Beers: i. CBA will include a statement on all Kona Beer packaging that lists each location where Kona Beers are brewed or lists the location or locations at which a particular Kona Beer is brewed, for a minimum of four years after the Effective Date of the Settlement. In addition, for a minimum of four years after the Effective Date of the Settlement, CBA shall revise the “invitation” statement on the top packaging, when used, to read: “Since 1994, Kona Brewing Co. has been committed to making craft ales and lagers of uncompromised quality. Come visit us at our Hawaii Brewery & Pub in Kailua-Kona, or at our pub on Oahu! Mahalo!” ii. CBA’s General Counsel or his designee will conduct yearly meetings with CBA’s marketing to review the injunctive terms of this Settlement, for a minimum of four years after the Effective Date of the Settlement. CBA will pay the costs to administer this Settlement, reasonable attorneys’ fees, costs and expenses, and a payment to the Plaintiffs (see question 12 below). A more detailed description of the foregoing can also be found in the Settlement Agreement here [insert hyperlink] or on the website --------------. 5. When will I get my monetary payment? The hearing to consider the fairness of the Settlement is scheduled for [Final Approval Hearing Date]. If the Court approves the Settlement, and you submit a Claim Form that is approved by the Settlement Administrator, you will receive payment within approximately 30 Questions? Visit www.__________. or contact the Settlement Administrator at [_________________] - 4 -

days after the Settlement has been finally approved and/or after any appeals process is complete approving the Settlement. The payment will be made in the form of a check or via electronic payment, whichever you prefer. HOW TO GET THE SETTLEMENT BENEFITS 6. How do I get my monetary payment? If you are a Class Member and want to receive a payment under the Settlement, you must complete and submit a Claim Form. Claims Forms can be found and submitted through the Settlement Website: ________ by no later than [Claims Deadline] or they can be mailed and postmarked to __________ by no later than [Claims Deadline]. To submit a Claim Form on-line or to request a paper copy, go to www._____________.com or call toll free, 1-800-XXX-XXXX. YOUR RIGHTS AND OPTIONS 7. What happens if I do nothing at all? If you do nothing, then you will remain in the Class and will not receive any payment from this Settlement. If the Court approves the Settlement, you will be bound by its terms, you will no longer have the ability to sue with respect to the claims being resolved by the Settlement, and your claims will be released and dismissed. The Settlement Agreement describes the released claims in more detail, so please read it carefully. If you have any questions, you can contact the lawyers listed in question 16 for free to discuss, or you can talk to another lawyer of your own choosing if you have questions about what this means. 8. How do I exclude myself from the Settlement? If you exclude yourself from the Settlement – which is sometimes called “opting-out” – you will not get any money from the Settlement. However, you may then be able to separately sue or continue to sue CBA for the legal claims that are the subject of the lawsuit. To exclude yourself from the Settlement, you must submit a valid and timely Request for Exclusion to the Settlement Administrator. In order to be valid, your Request for Exclusion must state that you “want to be excluded from the Settlement in Broomfield v. Craft Brew Alliance, Inc., Case No. 5:17-cv-01027-BLF” or words to similar effect that make clear your intention to be excluded from the Settlement. Your written Request for Exclusion must also include your name, current address, and telephone number. The request must also be signed and dated by you. In order to be timely, your request for exclusion must be submitted by [Objection/Exclusion Deadline] at www.---------- or by U.S. Mail, postmarked on or before that date. 9. How do I object to the Settlement? If you are a Class Member, you can object to the Settlement if you do not think it is fair. The Court will consider your views. However, you cannot ask the Court to order a different Questions? Visit www.__________. or contact the Settlement Administrator at [_________________] - 5 -

settlement; the Court can only approve or reject the Settlement. If the Court denies approval, no settlement payments will be sent out and the lawsuit will continue. If this is what you want to happen, you must object. To object, you must submit to the Court a written objection entitled “Objection to Class Settlement in Broomfield v. Craft Brew Alliance, Inc., No. 5:17-cv-01027-BLF” that identifies all the reasons for your objections and any legal and factual support for those reasons. Your written objection must also include (1) your name, address, telephone number, email address if available, and if represented by counsel, the foregoing information for your counsel; (2) whether you or your counsel intend on appearing at the Final Approval Hearing; (3) whether the objection applies only to you, to a specific subset of the Class, or the entire Class; (4) information/documents showing that you are a Class Member (i.e. Proof of Purchase or a verification under penalty of perjury as to purchase of Kona Beer during the Class Period). If you or an attorney assisting you with your objection have objected to any class action settlement in the previous 5 years, then you must include a list of those objections identifying each case by its caption or title. If you or your attorney have not objected to any class action settlements in the previous 5 years, then your objection will state that. You must submit your written objection to the Court, either by (1) mailing them to the Class Action Clerk, United States District Court for the Northern District of California, 280 South 1st Street, Courtroom 3, San Jose, CA 95113, or (2) filing them in person at any location of the United States District Court for the Northern District of California or via the ECF electronic filing system. The objection must be submitted by [Objection/Exclusion Deadline]. 10. What is the difference between objecting and excluding myself from the Settlement? Objecting means telling the Court that you do not like something about the Settlement. You can object only if you stay in the Class. Excluding yourself from the Settlement means that you do not want to be part of the Class. If you exclude yourself, then you have no basis to object to the Settlement. THE LAWYERS REPRESENTING YOU 11. Do I have a lawyer in this case? The Court appointed the law firms of Faruqi & Faruqi, LLP and the Wand Law Firm, P.C. to represent Class Members as “Class Counsel.” Class Counsel believe, after conducting an extensive investigation, that the Settlement is fair, reasonable, and in the best interests of the Class Members. You will not be charged for these lawyers. If you want to be represented by a different lawyer in this case, you may hire one at your own expense. If you have any questions about the Settlement, you can contact Class Counsel at the contact information listed in Question 16. Questions? Visit www.__________. or contact the Settlement Administrator at [_________________] - 6 -

12. How will the lawyers be paid? In addition to the monetary benefit to be paid to the Class Members, CBA has agreed to pay Class Counsel’s fees and costs in an amount to be determined by the Court not to exceed $2,900,000. The Court may award less than this amount. Any fees, costs, and expenses that are awarded to Class Counsel will be paid by CBA separately and in addition to the monetary benefits to Class Members. Also, subject to approval by the Court, CBA has agreed to pay $5,000 to each of the two Plaintiffs (“Service Awards”), in recognition of their efforts on behalf of the Class. THE COURT’S FINAL APPROVAL HEARING FOR THE SETTLEMENT 13. Where and when will the Court decide whether to approve the Settlement? The Court will hold the Final Approval at [time] on [date] in Courtroom 3 at the Robert F. Peckham Federal Building, located at 280 South 1st Street, Courtroom 3 San Jose, CA 95113. The purpose of the hearing will be for the Court to determine whether to approve the Settlement as fair, reasonable, adequate, and in the best interests of the Class; to consider Class Counsel’s request for attorneys’ fees and costs; and to consider the request for the Services Awards to the Plaintiffs. At that hearing, the Court will be available to hear any Objections and arguments concerning the fairness of the Settlement. The hearing may be postponed to a different date or time without notice, so please check www._______________.com or call 1-800-XXX-XXXX from time to time. If, however, you timely objected to the Settlement and advised the Court that you intend to appear and speak at the Final Approval Hearing, you will receive notice of any change in the time and date of such hearing. 14. Do I have to come to the Final Approval Hearing? No. You do not need to attend the Final Approval Hearing in order to receive payment under the Settlement. Class Counsel will answer any questions the Court may have on behalf of the Class Members. But, you are welcome to attend the Final Approval Hearing at your own expense. If you submit an Objection, you do not have to come to Court to talk about it. If you submitted your Objection on time, the Court will consider it. You may also pay to have another lawyer attend on your behalf, but that is not required. 15. May I speak at the Final Approval Hearing? Yes. You, or any lawyer you retain, may ask the Court for permission to speak at the Final Approval Hearing. To do so, you must include in your Objection to the Settlement a statement saying that it is your intent to appear at the Final Approval Hearing. Your Objection and notice of intent to appear must be submitted to the Court and postmarked no later than [Objection/Exclusion Deadline]. Questions? Visit www.__________. or contact the Settlement Administrator at [_________________] - 7 -

GETTING MORE INFORMATION 16. Are more details available? Yes. This Notice summarizes the Settlement. For the precise terms and conditions of the Settlement, please see the Settlement Agreement available at www.____________.com, by contacting Class Counsel at the information listed below, or by accessing the Court docket in this case, for a fee, through the Court’s Public Access to Court Electronic Records (PACER) system at https://ecf.cand.uscourts.gov, or by visiting the office of the Clerk of the Court for the United States District Court for the Northern District of California, 280 South 1st Street, Courtroom 3 San Jose, CA 95113, between 9:00 a.m. and 4:00 p.m., Monday through Friday, excluding Court holidays. You can also call the Settlement Administrator at 1-800-XXX- XXXX. Class Counsel Contact Information FARUQI & FARUQI, LLP Joshua Nassir 10866 Wilshire Boulevard, Suite 1470 Los Angeles, CA 90024 Telephone: (424) 256-2884 THE WAND LAW FIRM, P.C. Aubry Wand 400 Corporate Pointe, Suite 300 Culver City, California 90230 Telephone: (310) 590-4503 Email: konabeersettlement@gmail.com PLEASE DO NOT TELEPHONE THE COURT OR THE COURT CLERK’S OFFICE TO INQUIRE ABOUT THIS SETTLEMENT OR THE CLAIM PROCESS Questions? Visit www.__________. or contact the Settlement Administrator at [_________________] - 8 -

Exhibit 4

1 2 3 4 5 6 7 8 9 10 11 UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA 12 SAN JOSE DIVISION 13 14 THEODORE BROOMFIELD, et al., CASE NO.: 5:17-cv-01027-BLF 15 Plaintiffs, [PROPOSED] ORDER GRANTING PRELIMINARY APPROVAL OF CLASS 16 v. ACTION SETTLEMENT 17 CRAFT BREW ALLIANCE, INC., et al., 18 Defendants. 19 20 21 22 23 24 25 26 27 28 CcSTIPUC [PROPOSED] ORDER GRANTING PRELIMINARY APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

1 [PROPOSED] ORDER GRANTING PRELIMINARY APPROVAL OF CLASS ACTION SETTLEMENT 2 3 Plaintiffs Theodore Broomfield and Simone Zimmer (“Plaintiffs”) and Defendant Craft 4 Brew Alliance, Inc. ( “Defendant” or “CBA”) have entered into a Settlement Agreement, which, 5 together with the exhibits attached thereto, sets forth the terms and conditions for a proposed 6 settlement and dismissal of the Action with prejudice as to CBA upon the terms and conditions set 7 forth therein (the “Settlement Agreement”). 8 The Court has before it Plaintiffs’ Unopposed Motion for Preliminary Approval of Class 9 Action Settlement (“Motion”) (ECF No. __). After reviewing the Motion, the Settlement 10 Agreement and exhibits thereto, the arguments and authorities presented by the Parties and their 11 counsel at the Preliminary Approval Hearing held on June 13, 2019 and the record in the Action, 12 and good cause appearing, 13 IT IS HEREBY ORDERED, ADJUDGED AND DECREED AS FOLLOWS: 14 1. Terms and phrases in this Order shall have the same meaning as ascribed to them in 15 the Settlement Agreement, unless otherwise defined herein. 16 2. The Parties have moved the Court for an order approving the Settlement of the 17 Action in accordance with the Settlement Agreement, which, together with the documents 18 incorporated therein, sets forth the terms and conditions for a proposed settlement and dismissal of 19 the Action with prejudice, and the Court having read and considered the Settlement Agreement 20 and having heard the Parties, hereby preliminarily approves the Settlement Agreement in its 21 entirety subject to the Final Approval Hearing referred to in Paragraph 20 of this Order. 22 3. This Court finds that it has jurisdiction over the subject matter of this Action and 23 over all Parties to the Action. 24 4. The Court finds that, subject to the Final Approval Hearing, the Settlement 25 Agreement is fair, reasonable, and adequate, within the range of possible approval, and in the best 26 interests of the Settlement Class defined below. The Court further finds that the Settlement 27 Agreement substantially fulfills the purposes and objectives of the class action, and provides 28 substantial relief to the Settlement Class without the risks, burdens, costs, or delay associated with -2- [PROPOSED] ORDER GRANTING PRELIMINARY APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

1 continued litigation, trial, and/or appeal. The Court also finds that the Settlement Agreement: (a) is 2 the result of arm’s-length negotiations between experienced class action attorneys; (b) is sufficient 3 to warrant notice of the Settlement and the Final Approval Hearing to be disseminated to the 4 Settlement Class; (c) meets all applicable requirements of law, including Federal Rule of Civil 5 Procedure 23 and the Class Action Fairness Act (“CAFA”), 28 U.S.C. § 1715, the U.S. 6 Constitution, and the Northern District of California’s Procedural Guidance for Class Action 7 Settlements; and (d) is not a finding or admission of liability by CBA or any other person(s), nor a 8 finding of the validity of any claims asserted in the Action or of any wrongdoing or any violation 9 of law. 10 Certification of the Settlement Class 11 5. For purposes of settlement only: (a) Faruqi & Faruqi, LLP and the Wand Law 12 Firm, P.C. are appointed Class Counsel for the Settlement Class; and (b) Plaintiffs Theodore 13 Broomfield and Simone Zimmer are appointed Class Representatives for the Settlement Class. 14 The Court finds that these attorneys are competent and capable of exercising the responsibilities of 15 Settlement Class Counsel and that Plaintiffs will adequately protect the interests of the Settlement 16 Class defined below. 17 6. For purposes of settlement only, the Court conditionally certifies the following 18 Settlement Class as defined in the Settlement Agreement: 19 All Persons who purchased any four-pack, six-pack, twelve-pack or twenty-four pack of Kona Beers in the United States, it territories, or at any Untied States military facility, 20 during the Class Period. 21 For the purposes of this definition, individuals living in the same household shall be 22 deemed to be a single Class Member. 23 Kona Beers are defined as all 4-pack, 6-pack, 12-pack, or 24-pack of Longboard Island 24 Lager, Hanalei IPA, Castaway IPA, Big Wave Golden Ale, Lemongrass Luau, Wailua Wheat, Fire 25 Rock Pale Ale, Pipeline Porter, Lavaman Red Ale, Koko Brown Ale, Kua Bay IPA, Gold Cliff 26 IPA, Kanaha Blonde Ale, Liquid Aloha Variety Pack, Island Hopper Variety Pack, Happy Mahalo 27 28 -3- [PROPOSED] ORDER GRANTING PRELIMINARY APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

1 Variety Pack, and Wave Rider Tandem Pack. Excluded from this definition are all Kona Beers 2 that are sold without packaging (i.e., loose bottles, loose cans, and draft beer). 3 Excluded from the Settlement Class are: (a) CBA’s employees, officers and directors, (b) 4 distributors, retailers or re-sellers of Kona Beers, (c) governmental entities, (d) persons who timely 5 and properly exclude themselves from the Settlement Class as provided herein, (e) the Court, the 6 Court’s immediate family, and Court staff, and (f) counsel of record for the Parties and their 7 respective law firms. 8 7. The Court finds, subject to the Final Approval Hearing referred to in Paragraph 20 9 below, that, solely within the context of and for the purposes of settlement only, the Settlement 10 Class satisfies the requirements of Rule 23 of the Federal Rules of Civil Procedure, specifically, 11 that: (a) the Settlement Class is so numerous that joinder of all members is impracticable; (b) there 12 are questions of fact and law common to the Settlement Class; (c) the claims of the Class 13 Representatives are typical of the claims of the members of the Settlement Class; (d) the Class 14 Representatives and Class Counsel will fairly and adequately protect the interests of the members 15 of the Settlement Class; (d) common questions of law or fact predominate over questions affecting 16 individual members; and (e) a class action is a superior method for fairly and efficiently 17 adjudicating the Action. 18 8. If the Settlement Agreement does not receive the Court’s final approval, if final 19 approval is reversed on appeal, or if the Settlement Agreement is terminated or otherwise fails to 20 become effective, the Court’s grant of conditional class certification of the Settlement Class shall 21 be vacated, the Parties shall revert to their positions in the Action as they existed prior to the 22 Settlement Agreement, and the Class Representatives and the Class Members will once again bear 23 the burden to prove their claims at trial. 24 Notice and Administration 25 9. The Court approves, as to form, content, and distribution, the Notice Plan set forth 26 in the Settlement Agreement, including the Claim Form attached to the Settlement Agreement as 27 Exhibit 1, all forms of Notice to the Settlement Class as set forth in the Settlement Agreement and 28 Exhibits 2 and 3 thereto, and finds that such Notice is the best notice practicable under the -4- [PROPOSED] ORDER GRANTING PRELIMINARY APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

1 circumstances, and that the Notice complies fully with the requirements of the Federal Rules of 2 Civil Procedure. The Court further finds that the Notice is reasonably calculated to, under all 3 circumstances, reasonably apprise members of the Settlement Class of the pendency of this 4 Action, the terms of the Settlement Agreement, and the right to object to the Settlement and to 5 exclude themselves from the Settlement Class. The Court also finds that the Notice constitutes 6 valid, due and sufficient notice to all persons entitled thereto, and meets the requirements of Due 7 Process. The Court further finds that the Notice Plan fully complies with the Northern District of 8 California’s Procedural Guidance for Class Action Settlements. 9 10. The Parties have jointly selected a reputable settlement administration company, 10 CPT Group, Inc. (“CPT”), to serve as the Settlement Administrator. The Court hereby appoints 11 and authorizes CPT to be the Settlement Administrator, and thereby to perform and execute the 12 notice responsibilities set forth in the Settlement Agreement. 13 11. The Parties, without further approval from the Court, are hereby permitted to revise 14 the Claim Form and forms of Notice to the Settlement Class (Exhibits 1 through 3 of the 15 Settlement Agreement) in ways that are appropriate to update those documents for purposes of 16 accuracy or formatting, so long as they are consistent in all material respects with the Settlement 17 Agreement and this Order. 18 12. The Court finds that CBA has fully complied with the notice provisions of the 19 Class Action Fairness Act of 2005, 28 U.S.C, § 1715, as described in the Declaration of Tammy 20 B. Webb. 21 Submission of Claims and Requests for Exclusion from Class 22 13. Class Members who wish to receive benefits under the Settlement Agreement must 23 complete and submit a timely and valid Claim Form in accordance with the instructions contained 24 therein. All Claim Forms must be postmarked or electronically submitted by _____________ 25 (“Claims Deadline”) 26 14. Any person falling within the definition of the Settlement Class may, upon valid 27 and timely request, exclude him or herself or “opt out” from the Settlement Class. Any such 28 person may do so if, on or before _______________ (“Objection/Exclusion Deadline”), they -5- [PROPOSED] ORDER GRANTING PRELIMINARY APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

1 comply with the exclusion procedures set forth in the Settlement Agreement. Any members of the 2 Class so excluded shall neither be bound by the terms of the Settlement Agreement nor entitled to 3 any of its benefits. 4 15. Class Members who fail to submit a valid and timely request for exclusion shall be 5 bound by all terms of the Settlement Agreement and the Final Judgment (if issued), regardless of 6 whether they have requested exclusion from the Settlement Agreement, regardless of whether they 7 have submitted a Claim Form, and regardless of whether that Claim Form has been deemed valid. 8 Objections and Appearances 9 16. Any Class Member who has not timely filed a Request for Exclusion may object to 10 the fairness, reasonableness, or adequacy of the Settlement Agreement, to a Final Judgment being 11 entered dismissing the Action with prejudice, to the attorneys’ fees and costs sought by Class 12 Counsel, or to the service awards sought for the Class Representatives in the amounts as set forth 13 in the Notice and Settlement Agreement. 14 17. Any Class Member who wishes to object must do so by on or before the 15 Objection/Exclusion Deadline of ___________. Settlement Class Members shall submit written 16 objection to the Court, either by (1) mailing them to the Class Action Clerk, United States District 17 Court for the Northern District of California, 280 South 1st Street, Courtroom 3, San Jose, CA 18 95113, or (2) filing them in person at any location of the United States District Court for the 19 Northern District of California or via the ECF electronic filing system. 20 18. To validly object, the objection must comply with the objection procedures set 21 forth in the Settlement Agreement, and include the following: (1) a caption or title that identifies it 22 as “Objection to Class Settlement in Broomfield v. Craft Brew Alliance, Inc., No. 5-17-cv-01027- 23 BLF” (2) the Settlement Class Member’s name, address, telephone number, and if available, email 24 address, and if represented by counsel, the foregoing information for his/her counsel; (3) whether 25 the Settlement Class Member, or his or her counsel, intends to appear at the Final Approval 26 Hearing; (4) whether the objection applies only to the Settlement Class Member, to a specific 27 subset of the Settlement Class, or to the entire Settlement Class; (5) a clear and concise statement 28 of the Settlement Class Member’s Objection, including all bases and legal grounds for the -6- [PROPOSED] ORDER GRANTING PRELIMINARY APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

1 Objection; (5) documents sufficient to establish the person’s standing as a Settlement Class 2 Member, i.e., verification under penalty of perjury as to the person’s purchase of Kona Beers or a 3 Proof of Purchase; and (6) a list of any other objections submitted by the Settlement Class 4 Member, or his/her counsel, to any proposed class action settlements submitted in any court, 5 whether state or federal, in the United States for the previous five (5) years. If the Settlement Class 6 Member or his/her counsel has not objected to any other class action settlement in any other court 7 in the previous five (5) years, he or she shall affirmatively state so. 8 19. Class Members who fail to file and serve timely written objections in compliance 9 with the requirements of the foregoing paragraph and the Settlement Agreement shall be deemed 10 to have waived any objections and shall be foreclosed from making any objections (whether by 11 appeal or otherwise) to the Settlement Agreement and to any of the following: (a) whether the 12 proposed settlement of the Action on the terms and conditions provided for in the Settlement 13 Agreement is fair, reasonable, and adequate and should be given final approval by the Court; (b) 14 whether a judgment and order of dismissal with prejudice should be entered; (c) whether to 15 approve the Fee Award to Class Counsel; and (d) whether to approve the payment of an Class 16 Representative Incentive Awards to the Class Representatives. 17 Final Approval Hearing 18 20. The Final Approval Hearing shall be held before this Court on ________________, 19 at _________ in Courtroom 3 at the Robert F. Peckham Federal Building, located at 280 South 1st 20 Street, Courtroom 3 San Jose, CA 95113, to determine: (a) whether the proposed Settlement 21 Agreement is fair, reasonable, and adequate and should be given final approval by the Court; (b) 22 whether a final judgment and order of dismissal with prejudice should be entered; (c) whether to 23 approve the payment of the Fee Award to Class Counsel; and (d) whether to approve the payment 24 of the Class Representative Service Awards to the Class Representatives. 25 21. Plaintiffs and Class Counsel shall file their Motion for Final Approval by no later 26 than ___________. 27 22. Plaintiffs and Class Counsel shall file their Fee Application by no later thirty-five 28 (35) calendar days before the Objection/Exclusion Deadline and the Claim Deadline. -7- [PROPOSED] ORDER GRANTING PRELIMINARY APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

1 Related Orders 2 23. All further proceedings in the Action are ordered stayed until Final Judgment or 3 termination of the Settlement Agreement, whichever occurs earlier, except for those matters 4 necessary to obtain and/or effectuate final approval of the Settlement Agreement. 5 24. Class Members shall be bound by all determinations and judgments in the Action 6 concerning the Action and/or Settlement Agreement, whether favorable or unfavorable. 7 25. The Court retains jurisdiction to consider all further applications arising out of or 8 connected with the proposed Settlement Agreement. The Court may approve the Settlement, with 9 such modifications as may be agreed to by the Parties, if appropriate, without further notice to the 10 Class. 11 26. Any Settlement Class Member who does not submit a timely and valid Claim 12 Form: (a) shall be forever barred from receiving any monetary payment under the Settlement; (b) 13 shall be bound by the provisions of the Settlement Agreement and all proceedings, determinations, 14 orders and judgments in the Action relating thereto, including, without limitation, the Final 15 Judgment, if applicable, and the Releases provided for therein, whether favorable or unfavorable 16 to the Settlement Class Member. 17 27. If the Settlement receives Final Approval, all Settlement Class Members shall 18 forever be barred and enjoined from directly or indirectly filing, commencing, instituting, 19 prosecuting, maintaining, or intervening in any action, suit, cause of action, arbitration, claim, 20 demand, or other proceeding in any jurisdiction, whether in the United States or elsewhere, on 21 their own behalf or in a representative capacity, that is based upon or arises out of any or all of the 22 Released Claims against CBA and the other Released Parties, as more fully described in the 23 Settlement Agreement. 24 28. If the Settlement Agreement is not approved by the Court in complete accordance 25 with its terms, each party will have the option of having the Action revert to its status as if the 26 Settlement Agreement had not been negotiated, made, or filed with the Court. In such event, the 27 Parties will retain all rights as if the Settlement Agreement was never agreed upon. 28 -8- [PROPOSED] ORDER GRANTING PRELIMINARY APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

1 29. In the event that the Settlement Agreement is terminated pursuant to the provisions 2 of the Settlement Agreement or for any reason whatsoever the approval of it does not become 3 Final then: (a) the Settlement Agreement shall be null and void, including any provision related to 4 the award of attorneys’ fees, costs and expenses, and shall have no further force and effect with 5 respect to any party in this Action, and shall not be used in this Action or in any other proceeding 6 for any purpose; (b) all negotiations, proceedings, documents prepared, and statements made in 7 connection therewith shall be without prejudice to any person or party hereto, shall not be deemed 8 or construed to be an admission by any party of any act, matter, or proposition, and shall not be 9 used in any manner or for any purpose in any subsequent proceeding in this Action or in any other 10 action in any court or other proceeding, provided, however, that the termination of the Settlement 11 Agreement shall not shield from subsequent discovery any factual information provided in 12 connection with the negotiation of this Settlement Agreement that would ordinarily be 13 discoverable but for the attempted settlement; (c) other than as expressly preserved by the 14 Settlement Agreement in the event of its termination, the Settlement Agreement shall have no 15 further force and effect with respect to any party and shall not be used in the Action or any other 16 proceeding for any purpose; and (d) any party may elect to move the Court pursuant to the 17 provisions of this paragraph, and none of the non-moving parties (or their counsel) shall oppose 18 any such motion. 19 20 IT IS SO ORDERED. 21 DATED: ______________________ ______________________________ 22 Honorable Beth Labson Freeman United States District Judge 23 24 25 26 27 28 -9- [PROPOSED] ORDER GRANTING PRELIMINARY APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

Exhibit 5

1 2 3 4 5 6 7 8 9 10 11 UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA 12 SAN JOSE DIVISION 13 14 THEODORE BROOMFIELD, et al., CASE NO.: 5:17-cv-01027-BLF 15 Plaintiffs, [PROPOSED] ORDER GRANTING FINAL APPROVAL OF CLASS ACTION 16 v. SETTLEMENT 17 CRAFT BREW ALLIANCE, INC., et al., 18 Defendants. 19 20 21 22 23 24 25 26 27 28 CcSTIPUC [PROPOSED] ORDER GRANTING FINAL APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

1 [PROPOSED] ORDER GRANTING FINAL APPROVAL OF CLASS ACTION SETTLEMENT 2 3 Plaintiffs Theodore Broomfield and Simone Zimmer (“Plaintiffs”) and Defendant Craft 4 Brew Alliance, Inc. ( “Defendant” or “CBA”) have entered into a Settlement Agreement, which, 5 together with the exhibits attached thereto, sets forth the terms and conditions for a proposed 6 settlement and dismissal of the Action with prejudice as to CBA upon the terms and conditions set 7 forth therein (the “Settlement Agreement”). 8 On _______________, the Court granted Plaintiffs’ Motion for Preliminary Approval of 9 Class Action Settlement (“Preliminary Approval Order”), conditionally certifying the following 10 Settlement Class pursuant to Fed. R. Civ. P. 23(b)(3): 11 All Persons who purchased any four-pack, six-pack, twelve-pack or twenty-four pack of 12 Kona Beers in the United States, it territories, or at any Untied States military facility, during the Class Period. 13 Kona Beers are defined as all 4-pack, 6-pack, 12-pack, or 24-pack of Longboard Island 14 Lager, Hanalei IPA, Castaway IPA, Big Wave Golden Ale, Lemongrass Luau, Wailua Wheat, Fire 15 Rock Pale Ale, Pipeline Porter, Lavaman Red Ale, Koko Brown Ale, Kua Bay IPA, Gold Cliff 16 IPA, Kanaha Blonde Ale, Liquid Aloha Variety Pack, Island Hopper Variety Pack, Happy Mahalo 17 Variety Pack, and Wave Rider Tandem Pack. Excluded from this definition are all Kona Beers 18 that are sold without packaging (i.e., loose bottles, loose cans, and draft beer). 19 For the purposes of this definition, individuals living in the same household shall be 20 deemed to be a single Class Member. 21 Excluded from the Settlement Class are: (a) CBA’s employees, officers and directors, (b) 22 distributors, retailers or re-sellers of Kona Beers, (c) governmental entities, (d) persons who timely 23 and properly exclude themselves from the Settlement Class as provided herein, (e) the Court, the 24 Court’s immediate family, and Court staff, and (f) counsel of record for the Parties and their 25 respective law firms. 26 Pursuant to the notice requirements set forth in the Settlement Agreement and in the 27 Preliminary Approval Order, the Settlement Class was notified of the terms of the proposed 28 -2- [PROPOSED] ORDER GRANTING FINAL APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

1 Settlement, of the right of members of the Settlement Class to opt-out, and of the right of members 2 of the Settlement Class to be heard at a Final Approval Hearing to determine, inter alia: (a) 3 whether the terms and conditions of the Settlement Agreement are fair, reasonable, and adequate 4 for the release of the claims contemplated by the Settlement Agreement; and (b) whether judgment 5 should be entered dismissing this Action with prejudice. 6 The Court has before it Plaintiffs’ Motion for Final Approval of Class Action Settlement 7 (ECF No. __), Plaintiffs’ Motion for Attorneys’ Fees and Costs and Class Representative Service 8 Awards (ECF No. __), together with the Settlement Agreement and exhibits thereto, the 9 arguments and authorities presented by the Parties and their counsel at the Final Approval Hearing 10 held on [____________], and the record in the Action, and good cause appearing, 11 IT IS HEREBY ORDERED, ADJUDGED AND DECREED AS FOLLOWS: 12 1. Terms and phrases in this Order shall have the same meaning as ascribed to them in 13 the Settlement Agreement, unless otherwise defined herein. 14 2. This Court has jurisdiction over the subject matter of the Action and over all Parties 15 to the Action, including all Settlement Class Members. 16 3. The notice provided to the Settlement Class pursuant to the Settlement Agreement 17 and Preliminary Approval Order – including (i) direct notice to the Settlement Class via email, (ii) 18 the creation of the Settlement Website, and (iii) the dissemination of Notice via publication and 19 media notice – fully complied with the requirements of Fed. R. Civ. P. 23 and due process, was 20 reasonably calculated under the circumstances to apprise the Settlement Class of the pendency of 21 the Action, their right to object to or to exclude themselves from the Settlement Agreement, and 22 their right to appear at the Final Approval Hearing. 23 4. The Court finds that Defendant properly and timely notified the appropriate 24 government officials of the Settlement Agreement, pursuant to the Class Action Fairness Act of 25 2005 (“CAFA”), 28 U.S.C. § 1715. The Court has reviewed the substance of the CAFA notice 26 provided by CBA, and finds that it complied with all applicable requirements of CAFA. Further, 27 more than ninety (90) days have elapsed since CBA served notice pursuant to CAFA, rendering 28 this Order on Final Approval appropriate under 28 U.S.C. § 1715(d). -3- [PROPOSED] ORDER GRANTING FINAL APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

1 5. This Court now gives final approval to the Settlement Agreement, and finds that 2 the Settlement Agreement is fair, reasonable, adequate, and in the best interests of the Settlement 3 Class. The settlement consideration provided under the Settlement Agreement constitutes fair 4 value given in exchange for the release of the Released Claims against the Released Parties. The 5 Court finds that the consideration to be paid to members of the Settlement Class is reasonable, and 6 in the best interests of the Settlement Class Members, considering the total value of their claims 7 compared to (i) the disputed factual and legal circumstances of the Action, (ii) affirmative 8 defenses asserted in the Action, and (iii) the potential risks and likelihood of success of pursuing 9 litigation on the merits. The complex legal and factual posture of this case, the amount of 10 discovery completed, and the fact that the Settlement is the result of arm’s-length negotiations 11 between the Parties all support this finding. The Court finds that these facts, in addition to the 12 Court’s observations throughout the litigation, demonstrate that there was no collusion present in 13 the reaching of the Settlement Agreement, implicit or otherwise. 14 6. The Court has considered the factors relevant to class action settlement approval, 15 including: (1) the strength of the plaintiffs’ case; (2) the risk, expense, complexity, and likely 16 duration of further litigation; (3) the risk of maintaining class action status throughout the trial; (4) 17 the amount offered in settlement; (5) the extent of discovery completed and the stage of the 18 proceedings; (6) the experience and views of counsel; (7) the presence of a governmental 19 participant; and (8) the reaction of the class members to the proposed settlement. In re Online 20 DVD-Rental Antitrust Litig., 779 F.3d 934, 944 (9th Cir. 2015). 21 7. The Court has also considered the requirements of Rule 23(e) of the Federal Rules 22 of Civil Procedure, including: 23 (A) the class representatives and class counsel have adequately represented the class; (B) the proposal was negotiated at arm’s length; 24 (C) the relief provided for the class is adequate, taking into account: (i) the costs, risks, and delay of trial and appeal; 25 (ii) the effectiveness of any proposed method of distributing relief to the class, 26 including the method of processing class-member claims; (iii) the terms of any proposed award of attorney’s fees, including timing of 27 payment; and (iv) any agreement required to be identified under Rule 23(e)(3); and 28 (D) the proposal treats class members equitably relative to each other. -4- [PROPOSED] ORDER GRANTING FINAL APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

1 The Court finds that all of the factors enumerated in Rule 23(e)(2) weigh in favor of 2 granting final approval of the settlement. 3 8. The Court finds that the Class Representatives and Class Counsel adequately 4 represented the Settlement Class for the purposes of litigating this matter and entering into and 5 implementing the Settlement Agreement. 6 9. Accordingly, the Settlement is hereby finally approved in all respects, and the 7 Court certifies the following Settlement Class: 8 All Persons who purchased any four-pack, six-pack, twelve-pack or twenty-four pack of Kona Beers in the United States, it territories, or at any Untied States military facility, 9 during the Class Period. 10 Kona Beers are defined as all 4-pack, 6-pack, 12-pack, or 24-pack of Longboard Island 11 Lager, Hanalei IPA, Castaway IPA, Big Wave Golden Ale, Lemongrass Luau, Wailua Wheat, Fire 12 Rock Pale Ale, Pipeline Porter, Lavaman Red Ale, Koko Brown Ale, Kua Bay IPA, Gold Cliff 13 IPA, Kanaha Blonde Ale, Liquid Aloha Variety Pack, Island Hopper Variety Pack, Happy Mahalo 14 Variety Pack, and Wave Rider Tandem Pack. Excluded from this definition are all Kona Beers 15 that are sold without packaging (i.e., loose bottles, loose cans, and draft beer). 16 For the purposes of this definition, individuals living in the same household shall be 17 deemed to be a single Class Member. 18 Excluded from the Settlement Class are: (a) CBA’s employees, officers and directors, (b) 19 distributors, retailers or re-sellers of Kona Beers, (c) governmental entities, (d) persons who timely 20 and properly exclude themselves from the Settlement Class as provided herein, (e) the Court, the 21 Court’s immediate family, and Court staff, and (f) counsel of record for the Parties and their 22 respective law firms. 23 10. The Court finds that the requirements of Rule 23(b)(3) of the Federal Rules of Civil 24 Procedure have been satisfied for certification of the Settlement Class because: Settlement Class 25 Members are so numerous that joinder of all members is impracticable; there are questions of law 26 and fact common to the Settlement Class; the claims and defenses of the Class Representatives are 27 typical of the claims and defenses of the Settlement Class they represent; the Class 28 Representatives have fairly and adequately protected the interests of the Settlement Class with -5- [PROPOSED] ORDER GRANTING FINAL APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

1 regard to the claims of the Settlement Class they represent; common questions of law and fact 2 predominate over questions affecting only individual Settlement Class Members, rendering the 3 Settlement Class sufficiently cohesive to warrant a class settlement; and the certification of the 4 Settlement Class is superior to individual litigation and/or settlement as a method for the fair and 5 efficient resolution of this matter. The Court additionally finds, for the reasons set forth in 6 Plaintiffs’ motions for preliminary and final approval, that despite any differences among the laws 7 of the various states, common issues of law and fact predominate, making certification of a 8 nationwide class appropriate. In particular, the various states require similar elements of proof 9 with respect to Plaintiffs’ claim for unjust enrichment, and because the identical challenged 10 packaging was provided to all Class Members nationwide, any minor variations in the elements of 11 unjust enrichment under the laws of the various states are not material, do not create a conflict, 12 and do not outweigh a finding of predominance regarding the core factual and legal question 13 presented in this action: whether the packaging of Kona Beers employed uniformly by CBA 14 nationwide would likely deceive a reasonable consumer. 15 11. The Parties are hereby directed to further implement the Settlement Agreement 16 according to its terms and provisions. The Settlement Agreement is hereby incorporated into this 17 Final Order in full and shall have the full force of an Order of this Court. 18 12. Upon the Effective Date of this Final Order, and the Final Judgment to be entered 19 hereon, this Action shall be dismissed on the merits and with prejudice. 20 13. Upon the Effective Date of this Final Order, and the Final Judgment to be entered 21 hereon, Plaintiffs and each and every Settlement Class Member who has not submitted a timely 22 and valid Request for Exclusion (listed in the Declaration of ____________), and any Person 23 claiming by or through such Settlement Class Member as his/her spouse, parent, child, heir, 24 guardian, associate, co-owner, attorney, agent, administrator, devisee, predecessor, successor, 25 assignee, representative of any kind, shareholder, partner, director, employee, or affiliate 26 (“Releasing Parties”) shall be deemed to have released CBA and all of its past, present and/or 27 future parents, predecessors, successors, assigns, subsidiaries, divisions, departments, and 28 affiliates, and any and all of their past, present and/or future officers, directors, employees, -6- [PROPOSED] ORDER GRANTING FINAL APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

1 stockholders, partners, agents, servants, successors, attorneys, representatives, advisors, 2 consultants, brokers, distributors, wholesalers, subrogees and assigns of any of the foregoing, and 3 representatives of any of the foregoing (“Released Parties”), from any claim, cross-claim, liability, 4 right, demand, suit, matter, obligation, damage, restitution, disgorgement, loss or cost, attorneys’ 5 fee, cost or expense, action or cause of action, of every kind and description that the Releasing 6 Party had or has, including assigned claims, whether in arbitration, administrative, or judicial 7 proceedings, whether as individual claims or as claims asserted on a class basis or on behalf of the 8 general public, whether known or unknown, asserted or unasserted, suspected or unsuspected, 9 latent or patent, that is, has been, could reasonably have been or in the future might reasonably be 10 asserted by the Releasing Party in the Action against any of the Released Parties arising out of the 11 allegations in the complaints filed in the Action (“Released Claims”). Excluded from these 12 Released Claims is any claim for alleged bodily injuries arising after the Effective Date of this 13 Settlement Agreement. 14 With respect to all Released Claims, Plaintiffs and each of the other Settlement Class 15 Members who have not validly opted out of this Settlement agree that they are expressly waiving 16 and relinquishing to the fullest extent permitted by law (a) the provisions, rights and benefits 17 conferred by Section 1542 of the California Civil Code, which provides: 18 A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR 19 HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR 20 HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY 21 and (b) any law of any state or territory of the United States, federal law, or principle of 22 common law, or of international or foreign law, that is similar, comparable or equivalent to 23 Section 1542 of the California Civil Code. 24 14. Upon the Effective Date of this Final Order, and the Final Judgment to be entered 25 hereon, the above release of claims and the Settlement Agreement will be binding on, and will 26 have res judicata and preclusive effect on, all pending and future lawsuits or other proceedings 27 maintained by or on behalf of Plaintiffs and all other Settlement Class Members and Releasing 28 -7- [PROPOSED] ORDER GRANTING FINAL APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

1 Parties. All Settlement Class Members are hereby permanently barred and enjoined from filing, 2 commencing, prosecuting, intervening in, or participating (as class members or otherwise) in any 3 lawsuit or other action in any jurisdiction based on or arising out of any of the Released Claims. 4 15. This Final Approval Order, the Final Judgment to be entered hereon, the Settlement 5 Agreement, the Settlement which it reflects and all acts, statements, documents or proceedings 6 relating to the Settlement are not, and shall not be construed as, used as, or deemed to be evidence 7 of, an admission by or against CBA of any fault, wrongdoing, or liability on the part of CBA or of 8 the validity for litigation of any claims that have been, or could have been, asserted in the Action. 9 This Order, the Settlement or any such communications shall not be offered or received in 10 evidence in any action of proceeding, or be used in any way as an admission or concession or 11 evidence of any liability or wrongdoing of any nature or that Plaintiffs, any Settlement Class 12 Member, or any other person has suffered any damage; provided, however, that the Settlement, 13 this Order and the Final Judgment to be entered hereon may be filed in any action by CBA or 14 Settlement Class Member seeking to enforce the Settlement or the Final Judgment by injunctive or 15 other relief, or to assert defenses including, but not limited to, res judicata, collateral estoppel, 16 release, good faith settlement, or any theory of claim preclusion or issue preclusion or similar 17 defense or counterclaim. The Settlement’s terms shall be forever binding on, and shall have res 18 judicata and preclusive effect in, all pending and future lawsuits or other proceedings as to 19 Released Claims and other prohibitions set forth in this Order that are maintained by, or on behalf 20 of, the Settlement Class Members or any other person subject to the provisions of this Order. 21 16. As stated in more detail in the Court’s Order Granting Plaintiffs’ Motion for 22 Attorneys’ Fees and Costs and Class Representative Service Awards (ECF No. ___), the Court 23 herby Orders that the payment of attorneys’ fees, costs, and expenses in the amount of 24 $2,900,000.00 is fair, reasonable, and justified in light of Class Counsel’s efforts in this Action. 25 This award includes Class Counsel’s unreimbursed litigation expenses of _________. Such 26 payment shall be made pursuant to and in the manner provided by the terms of the Settlement 27 Agreement. The Court further Orders that the payment of Class Representative Service Awards in 28 the amount of $5,000.00 to each of the two Plaintiffs to compensate them for their efforts and -8- [PROPOSED] ORDER GRANTING FINAL APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

1 commitment on behalf of the Settlement Class, is fair, reasonable, and justified under the 2 circumstances of this case. Such payment shall be made pursuant to and in the manner provided by 3 the terms of the Settlement Agreement. 4 17. The Settlement Administrator is authorized and directed to issue Settlement 5 Benefits to Settlement Class Members who submitted timely and valid Claim Forms in accordance 6 with the terms of the Settlement Agreement. 7 18. No later than 21 calendar days after the Settlement Benefits are distributed to the 8 Settlement Class Members who submitted timely and valid Claim Forms, Plaintiffs shall file a 9 Post Distribution Accounting, which includes all information required under Northern District of 10 California Procedural Guidance for Class Action Settlements, and post the same on the Settlement 11 Website. This Order, and the Final Judgment to be entered hereon, shall also be posted on the 12 Settlement Website. 13 19. Without affecting the finality of this Final Approval Order, the Final Judgment to 14 be entered hereon, for purposes of appeal, until the Effective Date the Court shall retain 15 jurisdiction over all matters relating to administration, consummation, enforcement, and 16 interpretation of the Settlement Agreement. 17 18 IT IS SO ORDERED. 19 DATED: ______________________ ______________________________ 20 Honorable Beth Labson Freeman United States District Judge 21 22 23 24 25 26 27 28 -9- [PROPOSED] ORDER GRANTING FINAL APPROVAL OF CLASS ACTION SETTLEMENT CASE NO. 5:17-CV-01027-BLF

Exhibit 6

1 2 3 4 5 6 7 8 9 10 11 UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA 12 SAN JOSE DIVISION 13 14 THEODORE BROOMFIELD, et al., CASE NO.: 5:17-cv-01027-BLF 15 Plaintiffs, [PROPOSED] FINAL JUDGMENT 16 v. 17 CRAFT BREW ALLIANCE, INC., et al., 18 Defendants. 19 20 21 22 23 24 25 26 27 28 CcSTIPUC [PROPOSED] FINAL JUDGMENT CASE NO. 5:17-CV-01027-BLF

1 [PROPOSED] FINAL JUDGMENT 2 The Court has entered Final Approval of the Parties’ settlement. Accordingly, the claims of 3 Plaintiffs and the Settlement Class against Defendant Craft Brew Alliance, Inc. are DISMISSED 4 WITH PREJUDICE, and this Final Judgment shall issue consistent with Federal Rule of Civil 5 Procedure 58. 6 7 IT IS SO ORDERED. 8 9 DATED: ______________________ ______________________________ Honorable Beth Labson Freeman 10 United States District Judge 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 -2- [PROPOSED] FINAL JUDGMENT CASE NO. 5:17-CV-01027-BLF

Exhibit 7